ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") entered into this date by and between, Atlantic Petroleum Technologies of Louisiana, Inc., a Louisiana corporation (hereinafter referred to as "Seller") and APTL, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Buyer"),

                                                    W I T N E S S E T H

        WHEREAS, Seller operates a service station renovation and underground storage tank removal business;

        WHEREAS, Buyer desires to purchase, and Seller desires to sell, various assets used in Seller's business and other Assets hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

        I.       DEFINITIONS

        1.01 As used herein, the following words and phrases shall have the indicated meanings.

        "Accounts Receivable" shall mean all of Seller's unpaid accounts receivable existing on the Closing Date.

        "Assets" shall mean, individually, collectively and interchangeably, Seller's rights under: (i) the Written Contracts shown on Exhibit 1; (ii) the Fixed Assets shown on Exhibit 2; (iii) the Intellectual Property Rights shown on Exhibit 3; and (vi) the Other Intangible Assets shown on Exhibit 4, including without limitation all equipment leases and building leases.

        "Business" shall mean Seller's environmental/hazardous waste concern.

        "Closing Date" shall mean the date to be selected by the mutual agreement of the parties to be the effective date of the consummation of the transactions contemplated here, which date shall occur no later than May 29, 1998, except as may be modified by mutual consent of the parties or as extended in accordance with the provisions of Section 4.02.

        "Knowledge" shall mean actual knowledge without the necessity of independent investigation or extensive inquiry.

        "Execution Date" shall mean the date this document is signed by the last of the parties to do so.

        "Marketing Area" shall mean any of the geographical areas, consisting of the parishes/counties set forth on Exhibit 5 hereto, in which Seller presently operates the Business.
        "Other Intangible Assets" shall mean all of Seller's customer lists, customer records, software and other incorporeal movables used in connection with the Business and all of its goodwill arising from the conduct of the Business, including all documents and records pertaining to all customer and/or client data and/or data generated by or received from customers and/or clients also including all correspondence between Seller and customers and/or clients and an account history of each of Seller's customers.

        "Trade Debt" shall mean all sums due or to become due to any creditor of Seller arising from or in any manner related to Seller's operation of the Business prior to the Closing Date.

        1.02  In the event that a term or phrase not defined in Section
1.01 has a particular and accepted meaning in the environmental industry, then such term or phrase is used herein with that meaning.

        II.      SALE AND PURCHASE

        2.01 Sale of Assets and Assumption of Obligations. On the terms and subject to the conditions herein expressed, and based on the representations, warranties and agreements contained herein, Seller agrees to sell, and Buyer agrees to buy, as of the Closing Date all of the Assets for the price herein set forth and Buyer agrees to assume only those obligations set forth on Exhibit 5 which is attached hereto and made a part hereof. Seller and Buyer further agree that if the assumption of any all of the aforesaid obligations would subject Buyer to be potentially liable for any or all obligations of Seller which are not expressly assumed by Buyer, then Buyer shall have the right to recede from this agreement which shall then make this agreement void ab initio.

        2.02 Price. The price for which Buyer shall purchase the Assets shall be the aggregate sum of $100,000.00 together with a potential deferred payment ("Deferred Payment") as hereinafter defined provided that upon confection of the sale Seller directs that $20,000.00 from the first payment shall be made to Primary Systems, L.L.C. The cash portion of the sale shall be reflected by two promissory notes
("Notes") in the form of the notes shown on Exhibit A and A-1 which are attached hereto and made a part hereof. The Notes shall be payable in two installments with the first installment of $30,000.00 due 90 days from the Closing Date and the second installment of $50,000.00 due 12 months from the Closing Date. Buyer's obligation to pay the Notes shall be secured by a letter of credit in the form and substance as shown on Exhibit B which is attached hereto and made a part hereof (the "LC"). The Deferred Payment, if any, shall be set in value in an amount equal to the product of 1.2 times the EBITDA amount of Buyer. (Earnings Before Interest, Taxes, Depreciation, Amortization.)
Provided notwithstanding herein the EBITDA value shall be deemed to have a value zero in the event a minimum of $3,000,000.00 in revenues with an EBITDA of $400,000.00 is not derived by the Buyer during the first full 12 months following the Closing Date. However, in the event the conditions are met for the Deferred Payment, then in such event the aforesaid fixed value of the Deferred Payment shall be due upon the acquisition or merger of Buyer, or its designee in the event Buyer assigns this agreement prior to purchase, and/or the sale of all and/or substantially all of the Assets of Buyer. Payment of the Deferred Payment rights shall be in the form of cash and/or an equivalent dollar amount of the publicly traded stock in the event Buyer merges with a publicly traded company, at the option of Buyer, upon the conclusion of such event and upon Buyer receiving full payment pursuant to such transaction. The aforesaid Deferred Payment shall not appreciate over time nor shall any interest be accorded such rights nor shall such vest any ownership or equity interest for Seller in Buyer nor shall Seller have any rights to vote on and/or consent to any sale and/or acquisition and/or merger and/or other liquidation of any and/or all of the assets of Buyer. Provided further, notwithstanding anything herein to the contrary, the Deferred Payment shall not be applicable in the event Buyer should voluntarily liquidate and/or be subject to liquidation under the bankruptcy laws of the United States. Further, the aforesaid Deferred Payment shall be non-assignable by Seller except that Seller may assign its rights herein to Ally Capital Corporation ("Ally") on the Closing Date. However, in the event of such an assignment, for one year following the Closing Date, Ally may not (i) assign its rights hereunder, except for an assignment and/or pledge to Environmental Allies, NV, or (ii) subject its rights herein to being pledged and/or used for security. Provided not withstanding anything herein to the contrary, Buyer shall not voluntarily liquidate the business holding the Assets within the first 36 months from the Closing Date.

        2.03 Waiver of warranties. All of the Assets will be sold "as is" and "where is" and without any warranty of any nature or kind, whether granted by operation of law or otherwise and Seller, further, makes no warranty of fitness of any such Assets. Buyer expressly waives any and all warranties pertaining to the condition of the Assets, including all express and implied warranties as to the fitness of the Assets for a particular use, as well as, those warranties against redhibitory or other hidden or latent defects (i.e. defects in the Assets which render their use so inconvenient or imperfect that the Buyer would not have purchased had the Buyer known of the vice or defect), including without limitation, that warranty imposed by Louisiana Civil Code Article 2476 with respect to Seller's warranty against latent or hidden defects. Buyer forfeits the right to void the sale or reduce the purchase price on account of any vice or defect (whether hidden, latent or either) in the Assets sold, whether pursuant to Louisiana Civil Code Article 2520 et. seq. or otherwise. Buyer acknowledges that the waiver of warranty set forth in this Section has been pointed out to Buyer and that Buyer fully understands and agrees to the scope of the waiver herein set forth.

        III.     CONDITIONS TO BE SATISFIED BY SELLER

        3.01 It shall be a condition precedent to Buyer's obligations hereunder that Seller, at Buyer's expense as to the cost of securing and/or providing any of the certificates hereinafter mentioned, shall have satisfied fully, completely and in a timely manner each and every one of the following conditions; provided, with the exception of the provisions of subparagraph B of this section, all such conditions shall be deemed waived by Buyer in the event Buyer closes the purchase and sale described herein: (Nothing herein shall impose any liability and/or any obligation to Buyer for any debts owed and/or liens and/or encumbrances which may be reflected on any of the certificates provided by this paragraph. Seller shall remain liable for any and all such obligations which are not otherwise expressly assumed by Buyer.)

        A. Delivery to Buyer, at least two (2) days before the Closing Date, lien searches in the name of Seller of the following records: (i) the Mortgage Records of Jefferson Parish, Louisiana and the appropriate records of Delaware County, Pennsylvania; and (ii) the UCC master index maintained by the Louisiana Secretary of State and the Pennsylvania Secretary of State. Each such lien search shall negate the existence of any liens, encumbrances, or other matters against Seller and/or any of the Assets other than encumbrances for which Seller shall obtain and deliver on the Closing Date full and complete releases.

        B. On or before the Closing Date, delivery of full and complete releases of each and every lien, encumbrance and other matter reflected on any of the lien searches described in Subsection A above, including, upon the intended assignment of the Notes and the contractual rights of the sale contract contemplated by this Agreement to Ally, which assignment shall occur within two hours of the execution of the sale herein on the Closing Date, a termination and/or a release of any and all security interest and/or mortgages held in favor of Ally. Provided notwithstanding anything in this Agreement to the contrary, including without limitation the waiver of any condition by closing the sale contemplated herein, it is specifically understood and acknowledged that in the event all necessary legally binding termination statement(s) and/or release(s) and/or mortgage cancellation(s) are not received by Buyer from Ally, as to the Assets, within two and one-half hours of the execution of the Purchase and Sale Agreement contemplated herein then in such event the Purchase and Sale Agreement, as contemplated by article VII, shall be null and void and without effect. Provided further that Buyer shall not be obligated to deliver the Notes to Seller until Buyer has received from Ally the aforesaid documents as to the release of all of its securities interests on the Assets. (The parties expressly acknowledge that any and all debt owed to Ally remains the obligation of Seller and is not being assumed by Buyer.)

        C. Delivery of certificates from taxing authorities in all jurisdictions in which Seller is doing business including without limitation Jefferson Parish, Louisiana, reflecting that all sales and use taxes and movable property taxes assessed against Seller and/or the Assets have been paid in accordance with the tax returns filed for the years during which Seller has operated the Business.

        D. Delivery of certified copies of all necessary resolution from the board of directors and from the shareholders of Seller authorizing the transaction contemplated herein and designating the appropriate agent to act on behalf of Seller

        3.02 In the event that Seller has not satisfied any of the foregoing conditions when and as required under the terms of this article, then the provisions of Section 4.02 shall apply.

        IV.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        4.01 Subject to the provisions of section 3.01 (B), it shall be a condition precedent to all of Buyer's obligations hereunder that the following events shall have occurred on or before the Closing Date provided that if Buyer elects to close the purchase and sale described herein all such conditions shall be deemed waived with the exception of the representations and warranties made by Seller. Provided that in no event shall a breach of any such representation and/or warranty give Buyer the right not to pay any installments due under the Notes and/or make any setoff against the Notes:

        A. Full and complete satisfaction by Seller of each and every one of the obligations herein imposed upon Seller, including without limitation each and every one of the conditions set forth in Section 3.01, when and as required under the terms of this Agreement and the provisions of Article VIII.

        B. Issuance to Buyer of all licenses and permits as may be required by the State of Louisiana, and of any other governmental entity within the State of Louisiana and/or any other jurisdiction for Buyer's operation of the Business within the Marketing Area. Buyer covenants that, to the extent possible under law, on or before May 26, 1998, it will make application for all such licenses and permits, and Seller agrees to exert its best efforts to assist Buyer in obtaining any and all such licenses and permits.

        C. (1) There shall be no temporary restraining order, preliminary or final injunction or other order in effect that enjoins, restricts, restrains, sets aside or invalidates the transactions contemplated by this Agreement, and (2) there shall be no litigation, proceeding, governmental investigation, claim or action pending or threatened to enjoin, restrict, restrain, set aside or invalidate the transactions contemplated by this Agreement, other than routine collection matters in which the collection or enforcement of an Account Receivable is opposed or resisted.

        D. Seller's delivery to Buyer of all the documents and other items required to be delivered to Buyer hereunder, including those to be delivered on the Closing Date pursuant to Section
                 7.02 of this Agreement.

        E. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made as of that time and shall be made again by Seller on the Closing Date and Seller shall have complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date and Seller shall have delivered to Buyer certificates of Seller, dated as of the Closing Date and executed by authorized officers of Seller, certifying in such detail as Buyer reasonably may request to the fulfillment of the foregoing.

        F. The business, operations, financial position, market share or future prospects of Seller shall not have materially declined since December 1, 1997, and Buyer shall have received no adverse information, of a material nature, from any person relative to Seller's business, which information, in the opinion of Buyer, materially increases the likelihood or possibility of loss to Buyer or which materially decreases the value of the Assets. For the purposes of this subparagraph, information from any person is defined to mean information received by a person who shall have or who has had business and/or business relations with Seller or any person who is knowledgeable of the industry of Seller and/or Seller's customers and/or Seller's advisers.

        G. Buyer's ability to negotiate an employment contract on terms acceptable to Buyer in Buyer's sole discretion with three of Seller's employees; namely, Larry McLaughlin, John Secker, Francis McLaughlin. Provided further that any and/or all such contracts must be executed no later than April 16, 1998 with the enforcement of their obligations subject to the suspensive conditions of the confection of the passage of an act of sale being fully consummated on the Closing Date and Seller terminating its present employment agreement with any such contracting employee(s) including without limitation the complete termination of any covenant not to compete and/or non-disclosure and/or confidentiality agreement on the Closing Date.

        H. Buyer receiving all documentation relative to any and all outstanding obligations which may be assumed by Buyer under this agreement.

        4.02 Buyer's obligations hereunder are expressly contingent upon the satisfaction of each and every one of the foregoing conditions precedent, including without limitation Buyer's obtaining all licenses and permits described above upon terms satisfactory to Buyer in Buyer's sole discretion. Provided that notwithstanding any provision herein to the contrary, with the exception of section 3.01 (B), if Buyer closes the purchase and sale described herein all such terms and conditions shall be deemed waived with the exception of all representations and warranties made by Seller. If any of such conditions precedent has not been fully and completely satisfied as required, then either party may, provided that the non-satisfaction is not attributable to his fault, elect to extend this Agreement for an additional term of up to 30 days in order to allow additional time for satisfaction of all such conditions precedent. If neither party elects to so extend, or, if at the expiration of the extended term any of such conditions precedent still remains unsatisfied, then either party may (provided the non-fulfillment of the condition is not attributable to his fault), without penalty, terminate this Agreement, whereupon each party shall be relieved of all obligations hereunder.

        V.       SELLER'S REPRESENTATIONS AND WARRANTIES

        5.01 In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller warrants and represents to Buyer as follows:

        A. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Seller shall have full corporate power and authority on the Closing Date to sell, convey, assign and transfer to Buyer all of the Assets. Seller has full corporate power and authority to execute and deliver this Agreement and all agreements and instruments contemplated to be executed and delivered by Seller under this Agreement and to perform all of its obligations hereunder and thereunder, and the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all corporate action necessary on the part of Seller, including the necessary consent to the sale of substantially all of Seller's assets of the legally required number of the shareholders of Seller in accordance with Louisiana law. No other corporate proceeding on the part of the Seller and no approval of any federal, state or local authority, administrative agency, or court is necessary to authorize or permit the execution, delivery, or performance of this Agreement by Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        B. Except for Seller's obligation to Ally, which obligation Seller shall satisfy as to the Assets being sold within two hours following the closing, the execution and delivery by Seller of this Agreement, the sale, conveyance, assignment and transfer of the Assets to Buyer, and the performance by Seller of the obligations and undertakings created hereunder will not (1) violate or conflict with the articles of incorporation or by-laws of Seller and will be consummated in conformity with Louisiana laws pertaining to the necessary authorization to transfer all or substantially all of the assets of a corporation (2) result in a breach, default, termination, acceleration or forfeiture under any provision of any obligation, note, contract, agreement or instrument to which Seller is a party, by which Seller is bound, or to which any of the Assets being transferred are subject, or (3) violate any order, judgment, decree, compliance agreement, statute, ordinance, rule or regulation applicable to Seller or to the Assets.

        C. Other than the liens and security interests of Ally Capital, the Assets are subject to no liens, mortgages or encumbrances whatsoever and same shall be so as of the Closing Date. Provided that Buyer takes cognizance that the Assets presently collateralize that certain loan agreement between Primary Systems, L.L.C., and Seller and Seller and Ally.

        D. Subject to the provisions of subparagraph C, on the Closing Date, Buyer will acquire good, valid, marketable and unencumbered title to each and every one of the Assets, free and clear of all claims, rights, title, liens, privileges, security interests or other matters of or in favor of any person associated with Seller's interest prior to the transfer contemplated by this Agreement.

        E. Seller has disclosed to Buyer all information in its possession which Buyer has requested as well as all information in its possession which is relevant to the Business or the present and future operations of the Business after Seller has made a due and diligent effort to locate and provide all such information in Seller's possession.

        F. The sworn statement required under Section 3.01(D) will be, as of the Closing Date, complete, accurate and correct in every respect to the best of Seller's knowledge and belief.

        G. The only tax identification number of Seller is and has been TIN 72-1298604, with the exception that the Seller was involved in joint venture and the Pennsylvania Department of Revenue erroneously reflected the tax identification number for Seller as 72-1297326.

        H. Seller has delivered to Buyer true and complete copies of the Seller's balance sheets for the fiscal years ending August 31, 1996 and 1997, and the Seller's statements of income, cash flow and changes in shareholders' equity for each of the years in the two-year period ending August 31, 1996 and 1997, including the notes thereto (collectively, the "Annual Financial Statements;" the latest-dated balance sheet included in the Annual Financial Statements is referred to herein as the "Latest Balance Sheet"). The Annual Financial Statements have been prepared and all financial statements subsequent thereto and prior to the consummation of this purchase will be prepared, in accordance with Generally Accepted Accounting Principles ("GAAP"), applied on a consistent basis and present fairly in all material respects, or will present fairly in all material respects, as the case may be, the financial position, results of operations and cash flow of the Seller at the respective dates thereof and for the periods referred to therein, other than for any sales tax, income tax, franchise tax or any other tax whether federal, state or local. As of the date of the latest balance sheet, neither the Seller, nor any of its assets was subject to, any liability commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known, matured or unmatured) which is material and not reflected in the Latest Balance Sheet, whether or not such liability, commitment, indebtedness or obligation is required to be so reflected. Seller further agrees to provide Buyer with a copy of Form 10Q for the first quarter of 1998 filed with the Securities and Exchange Commission by Seller's parent Chemfix Technologies, Inc., in the event same has been prepared.

        I. Since the date of the Annual Financial Statements for the fiscal period ending November 30, 1997, other than changes in the ordinary course of business, there has not been any change in the business, financial condition or results of operations of the Seller, the dollar effect of which is not reflected in the monthly reports of the Seller made available to Buyer or that was not otherwise disclosed to Buyer;

                 1. except in the ordinary course of business consistent with past practices, (i) borrowed any money, (ii) loaned any money or pledged any of its credit in connection with any aspect of its business, (iii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iv) sold, assigned or transferred any of its assets or properties, or (v) incurred any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued, contingent, known, matured or unmatured);

                 2. suffered any damage, destruction or loss, whether or not covered by insurance;

                 3. failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the good will of its customers and suppliers and others with whom it has business relations;

                 4. incurred any substantial loss or waived any substan-tial right in connection with any aspect of its business. This statement of condition shall be limited solely to any loss or waiver the dollar amount of which exceeds $10,000;

                 5. canceled, terminated or modified any debt owed to it or any of its claims or other rights other than in the ordinary course of business;

                 6.      paid any of its noncurrent obligations or liabilities;

                 7. made any capital expenditure or capital addition or betterment in excess of $25,000 singularly or in the aggregate;

                 8. entered into any written or oral agreement or other understanding requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except that certain agreement with Ed McCarthy and except such agreements as are terminable at will without any penalty or other payment by it or increased by more than 5% the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $30,000;

                 9. or changed any accounting practice followed or employed in preparing the Annual Financial Statements;

                 10.      declared or paid any dividend or distribution; or

                 12. entered into any agreement, contract or commitment to do, or which could reasonably be expected to result in, any of the foregoing.

        J. Any real property and other assets held under lease by the Seller is held under valid, subsisting and enforceable leases. With respect to each lease of any real property or moveable property to which the Seller is a party, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or both would become a default, under such lease; and (iv) neither this Agreement nor the transactions contemplated by this Agreement will constitute a default or a cause for termination or modification of such lease.

        K. Exhibit 3 hereto contains a complete list of all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, copyrights and copyright rights registered with the U.S. Register of Copyrights, and all pending applications for and registrations of patents, trademarks, trade names service marks and copyrights, owned or used by or licensed to the Seller (the "Seller's Intellectual Property"), all of which Seller's Intellectual Property shall be owned by the Seller as of the Closing Date, free and clear of any liens, claims, charges, options, encumbrances or similar restrictions or claims, except for the Ally liens. Except for franchise agreements and development agreements entered into in the ordinary course of business and as set forth in Exhibit 3 hereto, no licenses, sublicenses or other agreements in respect of such Seller's Intellectual Property have been granted or entered into by the Seller or any affiliate of the Seller. The Seller owns or has the legal right to use all Seller's Intellectual Property. The conduct of its business by the Seller does not infringe or otherwise conflict with any rights of any person in respect of any Seller's Intellectual Property and none of the Seller's Intellectual Property is being infringed. To Seller's knowledge no claim or demand of any person has been made nor is there any proceeding that is pending, or threatened, which (i) challenges the rights of the Seller in respect of any Seller's Intellectual Property, or (ii) asserts that the Seller is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Seller's Intellectual Property. None of the Seller's Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Seller. The Seller has taken, or has caused to be taken, such necessary or desirable actions to ensure that the patents and trademarks owned by the Seller, have been duly registered under any applicable laws or regulations in the appropriate filing office, domestic and foreign, and such registrations are in full force and effect.

        L. Seller is not a party to or bound by, the terms of any collective bargaining agreement, and Seller has experienced no material labor difficulties during the last five (5) years. There are no labor disputes existing, threatened, involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any material interference with work or production, or any other concerted action by employees.
                 No written grievance or other legal action arising out of any collective bargaining agreement or employee relationship exists or is threatened. No charges of which the Seller or any Partnership in which the Seller is a partner has received written notice and to Seller's knowledge no proceedings before the National Labor Relations Board, or similar agency, exists, or are threatened.

        M. Seller has received no written notice of any legal proceedings, charges, complaints, or similar actions under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like); (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions; (iii) state laws with respect to tortious employment conduct, such as slander, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; (iv) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace, or (v) state workers compensation statutes or other state laws relating to employer's liability. To Seller's knowledge, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, or claims. Seller is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or governmental agency relating to claims of discrimination or other claims in respect to employment practices and policies, and no governmental agency has issued a judgment, order, decree or written finding with respect to the labor and employment practices (including practices relating to discrimination) of the Seller or any Partnership in which Seller is a partner.

                 With respect to each person employed by the Seller who actually commenced such employment on or after November 6, 1986, the Seller (i) has not hired such person in violation of the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA"), and (ii) has not failed to comply with all record keeping and other regulatory requirements under IRCA.

        N. Except as disclosed herein Seller is not a party or to Seller's knowledge subject to any of the following (whether written or oral, express or implied):

                 (i) any employment contract or understanding (including any understandings or obligations with respect to indemnification or to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant except Larry McLaughlin and John Secker. Seller agrees that in the event of a consummation of this sale and upon Buyer being able to negotiate and confect an employment agreement with Larry McLaughlin and/or Secker, then in such event Seller agrees to terminate its employment and/or consulting agreement with Larry McLaughlin and/or John Secker effective as of the Closing Date and Seller shall not place any restrictions on Larry McLaughlin and/or John Secker from becoming an employee and consultant of Buyer;

                 (ii) any plan, contract or understanding providing for any bonus, pension, stock option or other stock based right, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                 (iii) any contract containing any covenant limiting the ability of the Seller to compete in any line of business or with any person, or which involves any restriction of the geographical area in which, or method by which, the Seller may carry on its business;

        O. The Seller is presently insured, and during each of the past three calendar years has been insured, with financially sound and reputable insurance companies against such risks as disclosed in Exhibit 7 which contains an accurate list of all such insurance policies. To the best of Seller's knowledge and belief it is not now liable, nor will it become liable, for any retroactive premium adjustment in accordance with any policy existing on the date of this Agreement or prior thereto. To the best of Seller's knowledge and belief, all policies are valid and enforceable and in full force and effect. Seller has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, Seller has not been refused any insurance coverage sought or applied for, and there is no reason to believe that its existing insurance coverage cannot be renewed as and when the same will expire, upon terms and conditions as favorable as those presently in effect.

        P.       The only "employee benefit plans" within the meaning of
                 Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERlSA"), with respect to which any liability (whether or not funded) under ERISA or otherwise exists or may be incurred by the Seller are those set forth on Exhibit 8 (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer welfare arrangement" within the meaning of
                 Section 3(40) of ERISA.

                 Each Plan is and has been in all respects operated and administered substantially in accordance with its provisions and applicable law and regulations and, to the extent applicable, each Plan is "qualified" within the meaning of
                 Section 401(a) of the Code, and each related trust is exempt from taxation under Section 501(a) of the Code.

                 The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Exhibit 8), exceed the value of the assets of the respective Plan allocable to such vested or accrued benefits.

                 No Plan or any trust created thereunder nor any trustee, fiduciary or administrator thereof has engaged in any transaction that could subject such Plan or trust or any trustee, fiduciary or administrator thereof or any party dealing with any such Plan or trust, to any liability, including, without limitation, liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502 of ERISA or a tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

                 The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any Plan or any trust created thereunder, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, with respect to any Plan.

                 Full payment has been made or will be made, in accordance with Section 404(a)(6) of the Code, of all amounts that the Seller is required to pay under the terms of each of the Plans as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement; full payment has been made, in accordance with Section 412(m) of the Code, of all quarterly contributions that the Seller is required to pay under each Plan that is a defined benefit plan, as of the last day of the most recent fiscal quarter of each such Plan prior to the date of this Agreement; no Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

                 The Seller has not offered to provide health insurance coverage or benefits to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the health care continuation coverage ("COBRA") provisions in ERISA and the Code.

                 To the best of Seller's knowledge there are no pending or threatened claims by or on behalf of any of the Plans by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                 Since the effective date of ERISA, no liability under Title IV of ERISA has been incurred by the Seller (other than liability for premiums due to the Pension Benefit Guaranty Corporation) which has not been satisfied in full.

        Q. The Seller has obtained all permits, licenses and other authorizations that are required by it in connection with the operation of its business and ownership or leasing of its properties (collectively, the "Subject Properties"), under any applicable Environmental Law Requirement.

                 The Seller is in full compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements.

                 There are no past or present events, conditions, circumstances, activities or plans related in any manner to the Seller or any of the properties owned or operated by the Seller ("Subject Properties") that may, in any respect, violate or prevent compliance or continued compliance with any of the Environmental Law Requirements or give rise to any Environmental Liability.

                 There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or to Seller's knowledge threatened by any person against the Seller, or any prior owner of any of the Subject Properties and relating to any of the Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability, except matters disclosed on Exhibit 5.

                 For purposes of this subparagraph, the following terms have the following meanings:

                 "Environmental Law Requirement" means any federal, state or local court order or decree or current law or current ordinance, rule or regulation, notice, plan or demand letter relating to pollution or protection of the environment, including those relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or pollutants contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                 "Environmental Liability" means (a) any liability or obligation arising under any Environmental Law Requirement, or (b) any other liability or obligation under law or equity (including, without limitation, any liability for personal injury, property damage, fines, penalties or site remediation) that results from or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, chemical, or industrial, toxic or hazardous substance or waste.

                 The Seller has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as it's presently conducted. All such permits, licenses, authorizations, orders and approvals are in full force and effect, and no suspension, cancellation or modification of any of them is threatened.

        R. The statements contained in this agreement, and the Exhibits hereto, and in any other written documents heretofore executed or delivered by or on behalf of the Seller pursuant to the terms of this Agreement are true and correct in all material respects and do not omit any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        S. Prior to the Closing Date, the Seller will carry on its business in the ordinary course in substantially the manner in which such business heretofore has been conducted (including the maintenance of appropriate levels of insurance and reserves) and will use reasonable efforts to preserve intact its business organization, keep available the services of its principal officers and key employees, and preserve its relationships with customers, suppliers and other persons having business dealings with it.

        Nothwithstanding anything in this agreement to the contrary with the exception of the requirements of section 3.01(B), in the event
Buyer closes the sale and purchase on the Closing Date, no breach of any representation or warranty contained in this Article V or a violation of any covenant, condition or obligation of Seller pursuant to this agreement shall permit Buyer to setoff against or not pay any installment due pursuant to the Notes. Buyer's sole and exclusive remedy for any breach of Seller's representations and warranties herein shall be the reduction of the Deferred Payment and/or such injunctive and/or equitable relief as may be permitted by law. Buyer, at Buyer's option and in its sole discretion, shall have the right to setoff against the Deferred Payment any and/or all cost and/or claims and/or damages arising out of and/or resulting from and/or related to a breach of any of Seller's representation and warranties in this agreement, including the purchase and sale agreement transferring the Assets.

        VI.      BUYER'S REPRESENTATIONS AND WARRANTIES

        6.01 In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby. Buyer represents and warrants to Seller as follows:

        A. Buyer is a limited liability company and duly organized and validly existing under the laws of the State of Louisiana.

        B. Buyer has full power and authority to execute and deliver this Agreement and to perform all its obligations hereunder and the execution, delivery and performance by Buyer of this Agreement, including the Notes and the consummation of the transactions contemplated herein have been duly authorized by all action necessary on the part of Buyer. This Agreement has been and the Notes, in the event the closing occurs, shall be duly executed and delivered by Buyer and each shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

        C. The execution and delivery by Buyer of this Agreement and in the event of the closing of this agreement, the Notes, do not and will not (1) violate or conflict with the Articles of Organization or Operating Agreement of Buyer, (2) conflict with or result in a breach, default, termination, acceleration or forfeiture under any provision of any material obligation, note, contract, agreement or instrument to which Buyer is a party of by which Buyer is otherwise bound or (3) violate any order, judgment, decree, compliance agreement, statute, ordinance, rule or regulation applicable to Buyer.

        6.02 Subsequent to the confection of the closing, Buyer covenants and agrees as follows:

        A. Buyer shall provide Seller (or any assignee of Seller as designated in writing by Seller) a quarterly financial statement, including a balance sheet and a profit and loss statement, which statement shall reflect the EBITDA for that quarter. The aforesaid statements shall be mailed to Seller or its assignee within 45 days from the close of each calendar quarter. The statements shall be unaudited and shall be prepared in accordance with generally accepted accounting principals. The Seller or its assignee shall agree that the financial statements provided shall be held in strictest confidence and no copies and/or reproduction and/or storage of same by electronic media shall be permitted without the express written consent of Buyer. Seller (or any subsequent assignee) acknowledges that the financial information is proprietary to Buyer and constitutes Buyer's trade secret and Seller (or any subsequent assignee) shall be liable to Buyer for any claim and/or damage and/or loss and/or irreparable harm suffered by Seller arising from Seller's (or its assignee's) disclosure of such financial statements. Seller (or any subsequent assignee) and/or its accountants and/or its attorneys, upon not less than 48 hours prior written notice to Buyer, shall be given access to all such books and records as may be necessary to support and verify the accuracy of the aforesaid financial statements. Seller (or any subsequent assignee), at its own expense and with the consent of Buyer, may copy any such books and/or records and/or data supporting the aforesaid financial statements with the expressed acknowledgment by Seller (or any subsequent assignee) that all such documents shall also be deemed the trade secrets and proprietary rights of Buyer and that Seller (and any subsequent assignee) shall be liable for any violation relative to the aforesaid trade secrets.

        B. Buyer shall promptly provide Seller (or any subsequent assignee) a copy or summary of any executed bona fide offer to purchase Buyer and/or any executed bona fide offer to purchase all or substantially all of the Assets and/or any executed agreement and/or transaction which would require Buyer to pay the Deferred Payment. (It is understood that Seller would receive its Deferred Payment in accordance with the payment terms in which Buyer is paid and that in the event Buyer is not paid, Seller will not be entitled to payment.) The receipt by Seller (or any subsequent assignee) of any of the aforesaid offer(s) and/or agreement(s) shall be held in strictest confidence by Seller (or any subsequent assignee) and shall not be disclosed to any other party nor shall any additional copies of same be made and/or copies of such be stored on any electronic media. Upon receipt of any offer or agreement, Seller (or any subsequent assignee) agrees that it shall not permit the review of any such offer or agreement or the dissemination of such to any person other than a person within Seller's company who may need to know the aforesaid information for management purposes. In conjunction with a review for management purposes, Seller may disclose the aforesaid information with its certified public accountant or its attorney. Seller further agrees to be subject to any and all confidentiality requirements which Buyer may be obligated to under any such offer or agreement.

        VII.     CLOSING

        7.01 Closing shall take place by the execution of a notarial act by each party which act may be signed in two multiple original counterparts. In the event the closing documents are signed in counterparts, Seller and Buyer shall execute their respective instruments on or before 5 p.m. on the Closing Date. The notary public before whom the closing documents are signed shall transmit a full copy of the executed documents to the other party by facsimile. One multiple original of the executed document shall be sent by overnight courier service to the other party. Upon the Buyer receiving the multiple original set of all closing documents, the Buyer shall transmit to the Seller the payment set forth in Section 2.02 by wire transfer. All documents executed by both Seller and Buyer shall be executed within the State of Louisiana. The Closing Date shall occur on or before May 29, 1998, (except to the extent that an additional time for closing may be allowed as provided in Section 4.02) or such date as the parties may mutually agree upon. With the exception of section 3.01 (B), if all of such conditions and contingencies to Buyer's obligations have not been satisfied or waived in writing on or before May 29, 1998, (or the expiration of any additional time allowed for closing, as provided in Section 4.02), then either party may (provided the non-fulfillment of the condition is not attributable to its fault), without penalty, terminate this Agreement, whereupon each party shall be relieved of all obligations hereunder.

        For the purposes of this paragraph, if documents are transmitted by facsimile they shall be transmitted to the Seller in care of David Donaldson whose facsimile number is 504-394-9110 with original documents being transmitted to Seller in care of Mr. David Donaldson at 3500 North Causeway Blvd., Suite 1280, Metairie, Louisiana 70002. As to Buyer, documents shall be transmitted in care of Mr. C. F.
Perschall, Jr., by facsimile at 504-836-5945 with original documents being transmitted in care of Mr. Clement Perschall at 110 Veterans Boulevard, Suite 340, Metairie, Louisiana 70005.

        7.02  At the closing, Seller shall deliver to Buyer:

        A. Bills of sale and such other instruments of conveyance, transfer, assignment and further assurance, all in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to vest in Buyer title to and ownership of the Assets and as shall be necessary to consummate the other transactions contemplated by this Agreement;

        B. Complete and correct copies of resolutions of the board of directors of Seller and minutes of meetings and/or unanimous written consent of its shareholders, effecting authorization and approval of this Agreement and the transactions contemplated herein;

        C. Such other deeds, endorsements, assignments or other documents or instruments as Buyer reasonably may request to vest in Buyer good and marketable title to the Assets and otherwise to effect the transactions contemplated hereby, including particularly the executed release of all security interest(s) in the Assets;

        D. The assignment to Buyer of its telephone number of 610-259-2126 and telephone listings used in connection with the Business in Pennsylvania only;

        E.       To the extent not previously delivered, the items required in
                 Section 3.01;

        F. The assignment to Buyer of Seller's tradenames, and/or Seller's logo, to the extent that such name and logo is not a registered intellectual property mark as shown on Exhibit 3, including the name "Atlantic Petroleum Technologies of
                 Louisiana."   Seller agrees to change its corporate name
                 prior to closing and to execute a letter addressed to the Secretary of State of Louisiana authorizing Buyer's registration of this name for any entity which may be used by Buyer for the acquisition of the assets herein. Seller agrees to take all such action as the Secretary of State of Louisiana may require so that Buyer may use the aforesaid name with the formation of any entity;

        G. Seller shall execute any and all tax forms necessary to reflect the agreement between the parties as to the allocation of the purchase price among the assets being acquired including without limitation Internal Revenue Service form 8594.

        7.03 Seller shall deliver possession of all Assets to Buyer on the Closing Date in substantially the same condition as their condition on the Execution Date, including copies of all data which is either stored on hard disks or floppy disks or other electronic medium including all records and information relating to accounts receivable. All risks of loss of the Assets prior to the date possession is actually delivered to Buyer shall be borne by Seller.

        7.04 On the Closing Date, and contemporaneous with Seller's delivery of the documents required under Section 7.02 and Seller's delivery of physical possession of all Assets as required under Section 7.03, and provided that Seller has fully complied with all of the terms and conditions of this Agreement and all conditions precedent to Buyer's obligations have been fully and timely satisfied, then Buyer shall pay to Seller the cash portion of the purchase price and execute a security agreement and/or a UCC financing statement as to the moveables being transferred to secure Buyer's obligation for the credit portion of the purchase. Seller agrees to execute a termination statement as to its security contemporaneously at the point in time when the credit portion due Seller, if any, is satisfied under the terms of this agreement.

        7.05 Each Party shall bear its own attorney's fees in connection with the closing. Seller shall pay, and shall hold harmless, defend and indemnify Buyer against, all the costs incurred as a result of the Seller's actions in connection with the transactions contemplated by this Agreement, including any broker's fee and/or finder's fee incurred in connection with the consummation of the transactions contemplated by this Agreement, and any expenses of transferring the Assets to Buyer as contemplated by this Agreement with the exception of Buyer's attorney's fees, its cost of its due diligence and any sales tax associated with the transfer of the titles of all motor vehicles.

        VIII.             ACCESS TO ASSETS PRIOR TO CLOSING

        8.01 Seller, upon 24 hours written or verbal notice by Buyer's agent to Seller, hereby grants to Buyer, its counsel, accountants and representatives the right to enter upon the premises wherein the Business is conducted during normal business hours prior to closing to make inspection of the Assets, files, contracts, books, financial records, equipment, computers, computer programs and any and all other items and assets that relate to the Business. Seller shall assist Buyer in gaining access to and inspecting any and all such items. During this time, Buyer shall have access to Seller's employees for consultations to educate Buyer regarding the working of the Business and to ascertain facts needed to evaluate and inspect the Assets.

        8.02  Buyer shall be permitted through and including
March 15, 1998, to conduct its due diligent review of the assets to be acquired.

        IX.      CONDUCT OF BUSINESS PRIOR TO CLOSING

        9.01 From the Execution Date until the Closing Date, unless Buyer shall otherwise expressly agree in writing:

        A. Seller shall, at its own expense, maintain and administer the Assets in working condition so as to preserve their full value and that of the Business.

        B. Seller shall not sell, mortgage, pledge or transfer, or permit the sale, mortgage, pledge or transfer of any the Assets with the exception of its present loan agreements relative to its accounts receivable. Provided that Sellers shall not alter and/or amend and/or enter into any new loan agreement and/or utilize its accounts receivable as collateral and/or security for any other debt and/or liability.
        C. Seller shall not materially change the manner in which it is conducting the Business and shall use its best efforts to carry on the Business with its customers in the ordinary course and in accordance with prior practice, and Seller shall take all actions reasonably required to attempt to preserve and protect the goodwill and value of the Business, including all relationships with the customers of the Business.

        D. Seller will not surrender, amend, modify, terminate, or waive or exercise any rights under, or take any similar action with respect to, any contract without the prior consent of Buyer.

        E. Seller will not make any purchase of assets or enter into any contracts other than in the ordinary course of business.

        F. Seller will not incur any liabilities other than in the ordinary course of business.

        G. Seller will neither solicit nor entertain any offers for the acquisition of any of the Assets or otherwise for the purchase of the Business or Seller's operations in the Marketing Areas, until such time as this agreement has been terminated.

        X.       OBLIGATIONS OF THE PARTIES AFTER CLOSING

        10.01 Seller hereby grants to Buyer the right and authority to negotiate with and make offers of employment to any employee of Seller; provided, however, that Buyer shall have no obligation to hire any of Seller's employees or to pay any salary, wages benefits, employment taxes or other sums which might be due them or payable in respect of their employment by Seller. In the event that Buyer elects to hire any of Seller's employees, Seller will deliver to Buyer all employment records and personnel files relating to the employees so hired (but only with the consent of such employees) and will allow each such employee to remain on Seller's group health insurance (to the extent possible) for a period of up to sixty (60) days or until such insurance is transferred to Buyer, with the cost of such insurance for such employees after closing to be reimbursed by Buyer within five working days after Buyer's receipt of an invoice therefor.

        10.02 To the extent permissible, Seller shall assign to Buyer its health insurance contract.
XI.ACCOUNTS RECEIVABLE

        11.01 As part of this purchase, Buyer is acquiring all of Seller's Accounts Receivable which are presently subject to two security agreements. Buyer is not assuming Seller's obligation to Ally, in whole and/or in part, and Seller shall retain the entirety of the obligation and Seller shall cause Ally to remove and/or terminate any and all security arrangement by which the Accounts Receivables are subject. Buyer shall assume the obligation secured by the Accounts Receivable in favor of Primary Systems, L.L.C.

        XII.     DEFAULT

        12.01 In the event that one of the parties hereto is ready, willing and able to perform on the Closing Date as required under this Agreement and the other party fails or refuses to close, despite the fact that all conditions to the obligations of the latter to close have been satisfied, then the former party, at its option, and in addition to exercising any other right or remedy to it, may obtain specific performance of the obligations of the defaulting party hereunder. In the event of litigation to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorney's fees incurred in seeking such enforcement or interpretation.

        12.02 Provided nothwithstanding anything herein to the contrary, so long as Seller is not in default, in the event prior to the Closing Date Seller shall receive a bona fide third party offer providing a greater present value price then that provided herein and one which Seller accepts then in such event this agreement shall terminate upon Seller paying to Buyer the full and true sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS($150,000.00 US) in ready and current money within twenty-four hours of the acceptance of the other offer. The failure to timely and fully pay Buyer shall preclude the termination of this agreement and Seller shall be obligated in accordance with this agreement.

        In the event of any legal action by any such third party offeror and/or any shareholder of Seller and/or derivative action by Seller and/or the third party offeror arising out of and/or related to any such third party offer in which Buyer is made a party because of Seller's failure to terminate this agreement and/or because of Seller's wrongful termination of this agreement and/or because of any breach of fiduciary obligation on the part of Seller and/or any and/or all of its directors, then in such event Seller shall pay Buyer all of its cost and/or expense, including reasonable attorney's fees associated with the dispute for both litigation and pre-litigation legal services.

        XIII.             SURVIVAL OF REPRESENTATIONS AND WARRANTIES:
                          INDEMNIFICATION

        13.01 Survival of Representations. The representations and warranties of the parties to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions provided for herein, notwithstanding any investigations made by any party hereto and any actual or constructive knowledge which any party may have regarding a breach of a representation or warranty by other party.

        13.02 Indemnification by Seller. Seller agrees to indemnify, defend and hold Buyer, its successors in interest and their respective officers, directors, agents, employees, members, attorneys and legal representatives (each an "Indemnified Party") harmless from and against any and all losses, liabilities, claims, demands, judgments, expenses (including reasonable legal fees and expenses), cause of action or suits which arise against any Indemnified Party in connection with:
(1) any breach by Seller of any representation, warranty, covenant or agreement contained in the Agreement, (2) any breach by Seller of any of its obligations hereunder, (3) any claim, liability or obligation of Seller (whether or not disclosed to Buyer) that relates to the Business or the Assets and arises out of or involves any transaction entered into, any event or activity occurring or any condition or obligation of Seller, whether arising before, at or after the Closing Date provided that the origin of the act in question is on or prior to the Closing Date. Seller shall not be obligated to indemnify or defend Buyer against any claim, demand or suit which is asserted by a customer of the Business and is first made against Buyer more than thirty-six (36) months after the Closing Date. The foregoing indemnity shall be in addition to any other rights which Buyer may have at law and/or pursuant to this agreement and/or the documents executed at closing. Buyer shall give Seller prompt notice of any such claims, demands, suits or actions asserted against Buyer which might result in a loss to Buyer. Seller shall, if requested by Buyer, assume the defense of such claim, demand, suit or action with legal counsel of Seller's choice (that is reasonably acceptable to Buyer) at Seller's own expense and Seller may, even if not so requested, participate at Seller's own expense in the defense of such suit. Buyer shall furnish to Seller any reasonable cooperation requested in connection with Seller's defense against such claims, demands, suits or actions; provided, however, that a failure on the part of Buyer to perform the obligations set forth herein will not affect Seller's obligations to indemnify Buyer hereunder, except to the extent Seller is actually prejudiced by such failure. Notwithstanding anything herein to the contrary, Seller's obligation of indemnification and/or its duty to defend shall only commence once the claim and/or suit relative to any of the provisions herein shall exceed an estimated value and/or a demanded value of $5,000.00 and Seller's obligation shall only be for such amounts in excess of $5,000.00. This $5,000.00 figure shall be cumulative as to all claims and/or suits and/or causes of action under this section.

        XIV.     GENERAL PROVISIONS

        14.01 Receipt of Correspondence by Buyer. Seller hereby authorizes and empowers Buyer on and after the Closing Date to receive and open all mail and other communications addressed to Seller and received by Buyer and to deal with the contents of such communications in any proper manner if such communications relate to the Assets being acquired hereunder, or to any other matter directly or indirectly connected with the subject matter of this Agreement. Buyer shall deliver to or hold for Seller all mail or other correspondence, the contents of which do not relate to the Assets to be acquired hereunder.

        14.02 Delivery of Correspondence by Seller. Seller will deliver promptly to Buyer the original of any mail or other communication received by Seller after the Closing Date pertaining to the assets transferred.

        14.03 Severability. In the event any provision of this Agreement shall be deemed to be unlawful or illegal by a final decision of a court of competent jurisdiction, then that provision shall be stricken and the remaining provisions shall be binding upon the parties, unless the moving cause of this Agreement shall thereby be negated, in which case this Agreement shall be dissolved.

        14.04 Time of the Essence. Time is of the essence in the performance of this Agreement and every provision hereof.

        14.05 Notices. Any notice, request, instrument or communication required or permitted to be given, served or delivered to any of the parties shall be deemed to have been given, served or delivered (a) on the third business day after it is deposited in the United States mail, registered or certified and with proper postage prepaid, or (b) on the first business day after it is deposited with Airborne or any other recognized overnight courier service with proper fees prepaid, or (c) on the business day on which it is sent and received by facsimile, in each case addressed, if to Buyer, to:

                 Mr. Michael McGoey
                 500 Dakin Street
                 Jefferson, LA  70121

                 or if to Seller, to:
                 David Donaldson
                 Chief Executive Officer
                 3500 North Causeway Blvd.
                 Suite 1280
                 Metairie, LA  70002

or to such other address the parties may from time to time designate by notice to the other parties.

        14.06 Choice of Law. The validity and interpretation of this Agreement shall be governed by the internal laws of the State of Louisiana, without reference to rules regarding conflicts of law.

        14.07 Further Assurances. Seller agrees that it will at any time and from time to time, at the request of Buyer, execute and deliver to Buyer such instruments as are in Buyer's judgment necessary to vest in Buyer full right, title and interest in or to any of the Assets.
Seller agrees to cooperate with Buyer, at Buyer's request both prior and subsequent to the Closing Date, in notifying Seller's vendors, suppliers, and customers that Buyer has acquired the Assets and will be continuing the Business in lieu of Seller, and further to cooperate in obtaining an orderly transition of such Business from Seller to Buyer. Seller further agrees that it will provide reasonable assistance to Buyer, including the services of its employees in connection with the transfer of the Assets from Seller to Buyer.

        14.08 Miscellaneous. The Agreement and its exhibits set forth the entire understanding among the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written. Without limitation of the foregoing, this Agreement and its exhibits expressly supersede all terms and provisions of that certain letter of intent from Seller to Buyer dated November 10, 1997. This Agreement shall not be modified, amended or terminated except by written agreement of the parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Buyer may, without the consent of Seller, assign and transfer its rights hereunder and following any such assignment each reference herein to "Buyer" shall be deemed to refer to such assignee; provided Buyer shall remain liable for the purchase price to Seller.

        14.09 No Third Party Beneficiary. The parties expressly do not intend that any of the provisions hereof shall inure to the benefit of, or be enforceable by, any third person; provided notwithstanding anything herein to the contrary Seller acknowledges that Buyer may form a new entity or assign this agreement to another entity for its business purpose. Any such assignment of this agreement by Buyer shall be permissible without the prior consent of Seller who agrees to bound to by this agreement with any subsequent assignee. However, nothing herein shall permit Buyer to assign its rights hereunder to any other party.

        14.10 No assumption of Seller's Obligations. The parties expressly agree that Buyer does not assume, bind itself for or agree to pay any obligation incurred by Seller or its agents, whether before of after closing, except that Buyer agrees to be responsible for the prospective observance after the Closing Date of (but not for any previous transaction under or any sum, loss or damage due or to become due as a result of any previous transaction under) the agreements, stipulations and conditions agreed to by Seller in the written agreements attached hereto in global as Exhibit 7.

        14.11 Confidentiality. Each party agrees and undertakes to keep strictly confidential in all respects the terms of this Agreement, the letter of intent, the discussions of the parties pertinent hereto or thereto, the negotiations of the parties and all actions contemplated by this Agreement, except for disclosures to the attorneys, accountants, and other advisors of the parties, Seller's creditors, Buyer's creditors, and those persons who have acquired, or are considering acquiring, an interest in Buyer.

        14.12. Independent Investigation. Buyer acknowledges that it is a sophisticated investor which has independently investigated the merits of acquiring the aforesaid assets, however based upon the representation and warranties provided herein by Seller.


        SELLER SHALL HAVE UNTIL 5 P.M. C.S.T. ON APRIL 24, 1998 IN WHICH TO EXECUTE THIS AGREEMENT. SELLER MAY ACKNOWLEDGE ITS ACCEPTANCE OF THIS AGREEMENT BY SENDING THE EXECUTED AGREEMENT BY FACSIMILE ON OR BEFORE THE AFORESAID DATE AND TIME TO 504-780-1120. THE RECEIPT OF THE FACSIMILE SHALL BE BINDING AMONG THE PARTIES PROVIDED THE ORIGINALLY EXECUTED AGREEMENT IS RECEIVED BY BUYER WITHIN TWENTY-FOUR HOURS OF THE TRANSMISSION TIME OF THE FACSIMILE OF THIS AGREEMENT.

        IN WITNESS WHEREOF, Seller has executed this Agreement on this 24th day of April, 1998.


WITNESSES                                          ATLANTIC PETROLEUM
                                                   TECHNOLOGIES OF
                                                   LOUISIANA, INC.



                                                   By:
                                                   David Donaldson,
                                                   Chief Executive Officer




        IN WITNESS WHEREOF, Buyer has executed this Agreement on the 24th day of April, 1998.

WITNESSES:                                          APTL, L.L.C.



                                                     By:
                                                     Michael McGoey
                                                     Authorized Agent


                                                  EXHIBIT 1
                                           ASSET PURCHASE AGREEMENT
                                                    BETWEEN
                            ATLANTIC PETROLEUM TECHNOLOGIES OF LOUISIANA, INC.
                                                      AND
                                                 APTL, L.L.C.



                                                    N O N E


                                                   EXHIBIT 2
                                            ASSET PURCHASE AGREEMENT
                                                    BETWEEN
                            ATLANTIC PETROLEUM TECHNOLOGIES OF LOUISIANA, INC.
                                                      AND
                                                 APTL, L.L.C.


Asset                                                                   Value

2 AINLAY Tank Testing Kits                                          $ 3,250.00
Conference room table & 8 chairs                                      1,250.00
2 Furnished Offices                                                   1,000.00
1 L-Shaped Desk Dark Rose                                               450.00
1 Cube Table Dark Rose                                                  450.00
1 - 2 Drawer Filing Cabinet                                              50.00
1 Credenza                                                              250.00
4 Green Chairs                                                          400.00
1 Black Leather Chair High Back                                         100.00
1 Desk Dark Rose                                                        450.00
1 Credenza Tan                                                          250.00
1 Desk Tan                                                              450.00
1 Brown Leather Chair High Back                                         100.00
2 Brown Chairs                                                          200.00
2 White Desks                                                           900.00
1 Brown Desk                                                            450.00
C. K. Seidman-2 Air Conditioner                                         666.00
1 Zenith 13" TV/VCR                                                     250.00
1 Video Camera                                                          500.00
1 Kodak Slide Projector                                                 300.00
1 Power Spec Computer & Monitor                                         900.00
1992 Ford Truck, VIN 1FTCA14U9NZA79636                                1,600.00
1991 Ford Truck, VIN 1FTE25N8MNA06156                                 5,500.00
1988 Ford Truck, VIN 2FDLF47M7JCB30455                                5,000.00
1992 Ford Truck, VIN 1FTDF15Y3NNA70039                                3,000.00
1988 Chevrolet Truck, VIN 2GCFC24K4J1132824                           5,500.00
1998 Chevrolet Truck, VIN 1GCEC14MSWZ133549                          20,233.30


                                                 EXHIBIT 3
                                          ASSET PURCHASE AGREEMENT
                                                   BETWEEN
                           ATLANTIC PETROLEUM TECHNOLOGIES OF LOUISIANA, INC.
                                                    AND
                                                APTL, L.L.C.


                                                   N O N E


                                                  EXHIBIT 4
                                          ASSET PURCHASE AGREEMENT
                                                  BETWEEN
                         ATLANTIC PETROLEUM TECHNOLOGIES OF LOUISIANA, INC.
                                                     AND
                                                APTL, L.L.C.

        That certain vehicle lease


                                                  EXHIBIT 5
                                          ASSET PURCHASE AGREEMENT
                                                   BETWEEN
                        ATLANTIC PETROLEUM TECHNOLOGIES OF LOUISIANA, INC.
                                                     AND
                                                APTL, L.L.C.

        1. That certain loan agreement between Primary Systems, L.L.C., and Atlantic Petroleum Technologies of Louisiana, Inc., dated November 10, 1997, related Security Agreement and Intercreditor Agreement with Ally Capital Corporation.

        2. That certain promissory note dated January 29, 1998, by and between Primary Systems, L.L.C. and Atlantic Petroleum Technologies of Louisiana, Inc., and related Security Agreement.


                                        EXHIBIT A

                                     PROMISSORY NOTE

New Orleans, Louisiana
May   , 1998                                                      $30,000.00

        FOR VALUE RECEIVED, the undersigned promises to pay to the order of Atlantic Petroleum Technologies of Louisiana, Inc., 3500 North Causeway Boulevard, Suite 1280, Metairie 70002, or at such other place or places as the holder or holders hereof shall designate in writing, the principal sum of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00), without interest, except in the event of default and than at the rate
of eight percent (8%) per annum from date until paid, on August    ,
1998.

        The maker of this note and any and all endorsers, guarantors and sureties hereby severally waive presentment for payment, demand, notice of nonpayment, protest and all pleas of division and discussion, and agree that this note may be extended one or more times without notice, at the option of the holder, without affecting the liability of any of the parties hereto.

        Maker shall be liable for the obligation of this note and in the event of death, insolvency, act of bankruptcy, or any bankruptcy proceedings by or against, application for a respite or receivership, by or against maker, then this note shall immediately mature and be exigible, at the option of the holder hereof, without notice or demand, and any agreement or extension notwithstanding.

        In the event it becomes necessary to place this note in the hands of an attorney for collection and/or for the institution of a law suit maker agrees to pay the greater of $1,000.00 or fifteen percent (15%) of the outstanding balance of the amount of this note as attorney's fees.

        The maker, endorsers, guarantors and sureties shall have the right to prepay this note at any time without penalty.

                                                             APTL, L.L.C.

                                                             By:


                                       EXHIBIT A-1

                                      PROMISSORY NOTE

New Orleans, Louisiana
May   , 1998                                                       $50,000.00

        FOR VALUE RECEIVED, the undersigned promises to pay to the order of Atlantic Petroleum Technologies of Louisiana, Inc., 3500 North Causeway Boulevard, Suite 1280, Metairie 70002, or at such other place or places as the holder or holders hereof shall designate in writing, the principal sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), without interest, except in the event of default and than at the rate
of eight percent (8%) per annum from date until paid, on May    , 1999.

        The maker of this note and any and all endorsers, guarantors and sureties hereby severally waive presentment for payment, demand, notice of nonpayment, protest and all pleas of division and discussion, and agree that this note may be extended one or more times without notice, at the option of the holder, without affecting the liability of any of the parties hereto.

        Maker shall be liable for the obligation of this note and in the event of death, insolvency, act of bankruptcy, or any bankruptcy proceedings by or against, application for a respite or receivership, by or against maker, then this note shall immediately mature and be exigible, at the option of the holder hereof, without notice or demand, and any agreement or extension notwithstanding.

        In the event it becomes necessary to place this note in the hands of an attorney for collection and/or for the institution of a law suit maker agrees to pay the greater of $1,000.00 or fifteen percent (15%) of the outstanding balance of the amount of this note as attorney's fees.

        The maker, endorsers, guarantors and sureties shall have the right to prepay this note at any time without penalty.

                                                             APTL, L.L.C.




                                                             By:


                                        EXHIBIT B

                       Irrevocable Straight Standby Letter of Credit No.

Atlantic Petroleum Technologies of La., Inc.
(Address)

Dear Sirs/Madame:

        We hereby irrevocable authorize you to draw on Whitney National Bank, New Orleans, La., not exceeding in the aggregate U.S. $
(Amount of L/C in figures and words), available by your draft(s) at Sight for account of APTL, L.L.C.(Address).

        Draft(s) must be presented at our office in New Orleans on or prior to (Date of Expiration of L/C) and must bear upon the face, the clause "Drawn under Whitney National Bank, New Orleans, La., Letter of
Credit No.     dated                ."

        Draft(s) must be accompanies by this original Letter of Credit and the following document(s):

        1.) Beneficiary's statement purportedly signed by an officer of Atlantic Petroleum Technologies of La., Inc. reading: "We hereby certify that the amount drawn is due us by APTL, L.L.C. who has defaulted in the payment of a certain
                 promissory note dated             payable to the order of
                 ourselves."

        2.)      The promissory note must accompany this statement.

        We hereby agree with you that all draft(s) drawn under and in compliance with the terms of the Letter of Credit will be duly honored on delivery of documents as specified if presented on or before the date mentioned above at the office of Whitney National Bank at 228 St. Charles Ave., New Orleans, Louisiana 70130, Attn: Letter of Credit Section.

        This credit is subject to the Uniform Customs and Practice for Documentary Credits International Chamber of Commerce Publication currently in force on the date of issuance.



                        CONFIDENTIALITY, NON-COMPETITION AGREEMENT AND
                            TERMS AND CONDITIONS OF EMPLOYMENT

        This agreement entered into this      day of        , 1998, by and
between APTL, L.L.C., a Louisiana limited liability company with its registered offices in Jefferson Parish, Louisiana (hereinafter referred to as "Employer" and Lawrence F. McLaughlin a person of full age and majority and a resident and domiciliary of
  (hereinafter referred to as "Employee").

        WHEREAS Employer is in the business of providing construction and environmental services, which includes the removal of underground storage tanks and/or the construction and renovation of service stations and mechanical contracting; and

        WHEREAS Employer desires to hire Employee to perform certain work and/or labors for Employer,

        NOW THEREFORE in consideration of the aforesaid and the benefits to be derived among the parties, they agree as follows:

        1.  TERM OF EMPLOYMENT.

        Subject to the consummation of that certain Asset and Purchase Agreement by and between Atlantic Petroleum Technologies of Louisiana, Inc. ("APTL, Inc.") and APTL L.L.C., the subsequent passing of an act of sale contemplated therein on the Closing Date, as that term is defined in the aforesaid agreement, and the termination of Employee's present contract with APTL, Inc. and the termination of any and/or all present covenants not to compete and/or confidentiality agreements with APTL, Inc. and further subject to the terms and conditions of this agreement, Employer hereby hires Employee for the position of President
of Employer.  Employee's employment shall commence on the      day of
       , 1998 and terminate on the      day of          , 2001.
Notwithstanding anything to the contrary herein, Employee acknowledges that Employee may be discharged as provided in paragraph 5 and Employee shall have the right to terminate his employment at any time.

        2.  DUTIES OF EMPLOYEE.

        During the term of employment, Employee shall perform all such duties as are typical to that of a president of a corporation, subject to such limitation and/or specific requirements designated by the Members of Employer. Provided, further, notwithstanding anything herein to the contrary, Employee shall perform all such other duties as Members of Employer, from time to time, may find necessary for the benefit of Employer's business although such work might fall outside the normal scope of Employee's work classification.
        Employee shall devote his full time and efforts to the benefit of Employer in accomplishing his work obligations. Employee shall engage in no other occupation or work whatsoever during the time period required by Employer for Employee's work to be done. Further Employee shall at all times utilize his best efforts to see that his work is done effectively and in accordance with all applicable policies and procedures of Employer and in a lawful manner. Employee shall utilize his best efforts to conduct himself and perform his work to avoid accident and/or injury to himself and/or to any other fellow employee and/or third party. Employee shall comply with all personnel policies of Employer including without limitation those applicable to sexual harassment.

        Employee acknowledges that by accepting employment with Employer that Employee owes Employer a duty of loyalty and fidelity. Employee acknowledges that he may obtain access to specific knowledge and information about Employer's business which is confidential and/or which may constitute trade secrets. At all times hereinafter, Employee covenants and agrees to hold in confidence any and/or all trade secrets and/or such other information as may be determined to be the confidential information of Employer. Employee agrees not to use same for any purpose not necessary for the accomplishment of any task under this employment agreement and/or to disclose same to anyone including without limitation other fellow employees whom Employee has no knowledge of whether such other employee has a right to such information and/or to disclose same to any other third party without the prior written consent of Employer. Employee acknowledges that any and all designs, data, blueprints, and/or procedures developed and/or arising out of and/or related to and/or resulting from Employee's business shall be deemed to be proprietary rights of Employer. Any process and/or procedure and/or creation of any mark and/or computer and/or computer software and/or invention which may be patentable and/or copyrightable shall be deemed to have been a work for hire on behalf of the Employer and to the extent necessary Employee agrees to execute any and all such writings as may be necessary to effectuate the ownership of any such patent and/or copyright and/or marketable mark in the name of Employer. It is specifically understood and agreed that Employee shall not be entitled to any royalty or any other additional remuneration for the creation of any of the aforesaid and that Employee's sole compensation for any and all such work shall be this agreement and the salary paid to Employee.

        3.  COMPENSATION.

                 3.1 Employee shall receive a salary from Employer of SEVEN THOUSAND EIGHTY THREE AND 33/100 ($7,083.33) per month, payable semi-monthly less all applicable taxes and/or deductions for benefits.
Employee shall receive a four percent (4%) membership interest in Employer after completing one full month of employment which interest shall be subject to complete forfeiture to Employer in the event
Employee breaches any terms of this agreement. In the event Employee is entitled to receive the membership interest before he shall receive same he shall execute an amendment to the Operating Agreement of Employer and agree to be bound by its terms and those of the Articles of Organization of Employer provided the execution of any amendment to the Operating Agreement shall not negate the aforesaid forfeiture provision.

                 3.2 Employee shall be eligible to participate in Employer's/Employee's cost shared insurance program insurance program which includes life insurance, medical insurance and disability insurance commencing on the first month following the first sixty days from Employee's commencement of his employment. Medical insurance may be obtained which will provide coverage for your spouse and children subject to the restrictions provided by the Employer's insurer. Employee acknowledges receipt of Employer's benefit program and the present cost associated with same.

                 3.3 Provided Employee is not in default under this agreement and Employee is an employee of Employer on the 15th day following
Employee's first full 15 calendar months of employment under this agreement, Employee shall be paid a cash bonus of four percent (4%) of Employer's EBITDA (EBITDA means Earnings Before Deductions for
Interest, Taxes, Depreciation and/or Amortization) provided that the EBITDA is in excess of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS
($400,000.00) for the time period from the beginning of the first full month in which the Employee is employed through the last day of the 15th full calendar month. (Earnings shall be computed as determined under the accounting methodology utilized by Employer for keeping its financial records which methodology shall be in accordance with generally accepted accounting principles provided that in the calculation of earnings for EBITDA all consulting and/or management fees paid to Primary Systems, L.L.C. shall not exceed $2500.00 per month.) The cash bonus shall be paid Employee with Employee's next pay check following the determination that the bonus is due, less all applicable payroll taxes. Should Employee have full time management over any acquisition(s) made by Employer during the aforesaid time period the calculation of EBITDA shall include the EBITDA associated with such acquisition(s).

        Provided further, that for each full calendar year after the first such full calendar year during the term of this agreement, for which Employee is not in default of this agreement, Employee shall be entitled to the same cash bonus under the same conditions as provided in the paragraph above except that the payment of any such cash bonus shall be payable to Employee within forty-five days from the end of the applicable full calendar year period. (A full calendar year period is the time period from January 1 through December 31 of each year.)

                 3.4.1 Provided notwithstanding anything in this agreement to the contrary to the extent Employee receives membership interest in Employer upon Employee's cessation of employment, for any reason, with Employer Employee shall be obligated to sell to Employer all of Employee's membership interest to Employer. The sale to Employer shall be in accordance with the Operating Agreement of Employer with the exception that the purchase price shall be payable in three equal annual installments of principal and interest with the first payment commencing twelve months from the confection of the sale. This provision shall survive the termination of this contract and shall be binding upon the Employee's heirs, successors and/or assigns and this limitation shall be reflected on the membership certificate of Employee and any subsequent transfer.

                 3.5 Employee shall be further entitled to participate in the "Management Team" bonus. (The term "Management Team" refers to
Lawrence McLaughlin, Francis McLaughlin and John Secker.)

                 3.5.1 The Management Team bonus shall be determined as follows:

        a. In the event the gross revenues of Employer for the first full 15 calendar month after employment begins is greater than or equal to $3,000,000.00 and the EBITDA for that same period is greater than or equal to $400,000.00, then in such event the Management Team Bonus shall be a two percent membership interest in Employer for each full $100,000.00 of EBITDA reflected for the aforesaid 15 month period but not to exceed a maximum amount of a 16 percent membership interest.
This Management Team bonus is to be apportioned among the Management
Team in the amounts of one-half of the Management Team bonus to Larry McLaughlin and one-fourth of the Management Team bonus each to John
Secker and Francis McLaughlin. The management team bonus due to John Secker and Francis McLaughlin shall be reduced by the one percent (1%) membership interest granted after one full month of employment as described in paragraph 3.1. (Accordingly, the maximum amount of interest which Lawrence McLaughlin could earn would be eight percent with the maximum amount for each of the other team members would be three percent. Provided that the reduction in the number of employees in the Management Team shall not increase the Team bonus paid to Employee but same shall be computed as if the Management Team consisted of all of the aforesaid members.) Provided further that the Management Team bonus shall only be paid in the event the Employee is employed with Employer on the 15th day following the aforesaid 15 month period.
In the event any of the Management Team is not so employed on the aforesaid date on which the Management Team bonus is to be paid, then in such event the remaining Management Team individuals shall share ratably the interest of the non-employed Management Team member(s). Provided further Employee shall not be entitled to the Management Team bonus in the event Employee is discharged for cause as provided for in paragraph 5.1 on or before the date on which the Management Team bonus is to be paid or Employee gives notice of his intent to voluntarily terminate his employment on or before the date on which the Management Team bonus is to be paid or Employee gives such notice within 30 days after the date on which the team bonus is to be paid.

        b. Provided not withstanding anything herein to the contrary, in event of a dispute between Employer and Employee regarding Employee's right to be paid his share of the Management Team bonus and/or a dispute exists with any other member of the Management Team as to his right to be paid his portion of the Management Team bonus, then in such event, distribution of the disputed Management Team bonus shall be deferred pending a final decision by arbitration and/or a final nonappealable decision of a court of competent jurisdiction. Employer shall not be liable for any past dividends and/or loss in value in the disputed Management Team bonus caused by the delay while the dispute is being arbitrated and/or litigated nor shall Employer be obligated to pay for any such past due dividends and/or loss in value once the dispute is resolved. Nor shall Employer be liable to Employee for any action which Employer undertook and/or refrained from taking in the exercise by Employer in voting that portion of the Management Team bonus in dispute. It is specifically agreed among the parties hereto that no ownership interest in any and/or all of the disputed Management
Team bonus shall vest in Employee until such time as such dispute is resolved either with Employee and/or any and/or all other members of the Management Team.

                 3.6 During the term of this agreement Employer shall provide Employee with a motor vehicle, of a kind which Employer deems appropriate, for business purposes. Employer shall pay for all gasoline, maintenance, insurance, licenses and/or repairs for the vehicle. Employee shall not use the vehicle in any fashion which would negate and/or violate and/or reduce the insurance coverage on the vehicle.

        Provided that in the event Employee declines a company car, Employer shall pay Employee a monthly automobile allowance of $450.00 and reimburse Employee for gasoline use for Employer's business.

                 3.7 Employer shall reimburse Employee for all reasonable expenses incurred by Employee for fulfilling Employee's duties.
Employer shall establish an expense account as it deems necessary for Employee to conduct the business of Employer. Employer may provide Employee with a company credit card. Any and all charges for which reimbursement is sought and/or which is charged on any company provided credit card shall be documented by Employee with appropriate receipts and a statement of the business purpose for the expenditure. Employer reserves the right to terminate Employee's use of any credit card and/or to refuse to reimburse Employee for any expense which is not sufficiently documented so that Employer can properly expense same on its books. Employer further shall have the right to setoff against any sums owed to Employee any improper, illegal or unsubstantiated expense, irrespective if Employer has already paid same.

                 3.8 Employee shall earn 15 days of vacation time per calendar year ratably with each pay period. Employee shall be entitle to utilize such vacation time after it has accrued by giving Employer 30 days prior notice of his intent to utilize the vacation time and the amount of time intended to be used. Authorization to utilize the time specified by Employee shall be subject to Employer's needs and obligations as to Employer's business. No unused vacation time shall be carried forward for any subsequent year nor will Employee be entitled to compensation for any unused vacation time except in the event Employer is in need of the services of Employee which would preclude the utilization of Employee's vacation time. Under the aforesaid conditions vacation time would accrue and be carried forward to the next calendar year. However, the failure to utilize the vacation time in the next calendar year would result in the forfeiture of the unused time.

        4.  NON-COMPETE AGREEMENT AND CUSTOMER SOLICITATION.

        In consideration of this agreement, Employee specifically agrees that Employee shall not carry on or engage in any business similar to that of Employer and/or solicit customers of Employer within the specific parishes or municipalities reflected on Exhibit A, which is attached hereto and made a part hereof, so long as Employer carries on a like business therein during Employee's employment with Employer and for a period of two years from the termination of this employment agreement.

        Provided notwithstanding anything herein to the contrary, this non-competition agreement shall not preclude Employee from becoming an employee of another employer, the business of such employer which may be in competition with Employer herein provided at no time does Employee have any equity interest in the business of the new employee, whether directly and/or indirectly. However, Employee specifically acknowledges that Employee shall have no right to make use for the benefit of any such other employer any and all trade secrets and/or confidential information which Employee may have had access to and/or have knowledge of as a result of his employment with Employer.

        For the purposes of this paragraph 4, the term "business similar to that of Employer" is defined as the renovation and/or construction relative to the removal and/or the installation of gasoline storage tanks including the installation of new gasoline pumps, pump mechanisms, underground storage tanks, canopies covering all and/or a portion of the pump area and all related cement work and/or related site work. It is acknowledged by the parties hereto that the Employer may begin doing business in other parishes and/or municipalities during the term of this agreement or may cease doing business in certain parishes and/or municipalities during the term of this agreement. To properly reflect the geographical areas of non-competition, Employee agrees to execute such amendment(s) as may be necessary, from time to time, during the term of this employment agreement to correctly reflect the geographical limitations of this non-competition provision. (Employee further agrees that this non-competition agreement shall prohibit Employee from engaging in any work or activity to design, write, modify, or implement any computer program that directly competes with any confidential computer program owned and/or licensed and/or marketed by Employer and to which Employee had direct access during the term of his employment. The term "computer program" shall mean a plan, routine or set of statements or instructions, including any subset, subroutine, or portions of instructions, regardless of format or medium which are capable when incorporated into a machine-reading medium of causing a computer to perform a particular function or achieve a particular result.)

        Employee further acknowledges that to the extent Employer is covered by the Economic Espionage Act that it would be a federal criminal offense for any person, including Employee, to convert a trade secret to his or her own benefit or the benefit of others intending or knowing that the offense will injure any owner of the trade secret.

        5.  TERMINATION.

                 5.1  This agreement may be terminated for cause as follows:

                       5.1.1 at the election of Employer upon Employee's breach of any material provision of this agreement;

                       5.1.2 at the election of Employee upon the Employer's breach of any material provision of this agreement;

                       5.1.3 upon the death of Employee;

                       5.1.4 at the election of either party upon the total disability of Employee to perform his normal duties ninety (90) days of more during this agreement; provided, however, that if Employee elect to terminate, such termination will be effective ten (10) days after the Employer's written notice to Employee;

                     5.1.5 at the election of Employer upon the conviction of Employee or upon Employee entering a plea of guilty or nolo contendere to the alleged commission by Employee, as principal, accomplice or accessory, of a felony crime involving moral turpitude or an act of fraud embezzlement or dishonesty;

                     5.1.6 at the election of Employer upon Employee's gross negligence, willful misconduct or refusal to substantially perform the responsibilities hereunder during the course of employment; or

                     5.1.7 at the election of Employer upon the unauthorized willful disclosure of any trade secret or confidential information of Employer or the commission of an intentional act which constitutes a breach of Employee's noncompetition obligations to Employer.

        In the event that Employer or Employee elects to terminate this agreement because of a breach of any material provision hereof pursuant to paragraph 5.1.1. or 5.1.2, the party electing to terminate this agreement shall give at least five days written notice to the other party of its intention to terminate this agreement which notice shall specify the breach of this agreement upon which such termination is based and no such termination shall occur if the other party cures the breach so specified within said five day period except that a party shall only have the opportunity to cure a breach of a material provision on tow occasions and thereafter that party need not be given the opportunity to cure any further material breaches.

        All obligation of Employer or the Employee under this agreement shall immediately cease upon termination of this agreement by Employer or Employee for cause except as to those provided in paragraph 4 which shall survive such termination.

                 5.2 In accordance with Employee's existing and continuing obligations to Employer, Employee agrees to return to Employer upon termination all of Employer's property and/or copies thereof, including without limitation all files, records, computer access codes, credit cards, computer programs, keys, card key passes, instruction manuals, documents, business plans and other property which Employee received or prepared or helped to prepare in connection with Employee's employment with Employer and to assign to Employer all right, title and interest in such property and any other inventions, discoveries or works of authorship created by Employee within the scope and during the course of Employee's employment.

        6.  ARBITRATION.

        All claims and disputes related to this Agreement shall be subject to arbitration at the option of either party in accordance with the Labor Arbitration Rules of the American Arbitration Association.
Either party shall be entitled to notice the other party that it intends to invoke the arbitration provisions of this paragraph, which notice shall include a detailed description of the factual basis for a claimed default including reference to the contractual provisions hereof which apply to such default. A copy of such notice shall be simultaneously forwarded to the American Arbitration Association, in New Orleans, Louisiana, and/or the next closest office to New Orleans in the event there is no office in New Orleans, Louisiana. Prior to the arbitration hearing the parties shall be entitled to such discovery as may then be provided by the Federal Rules of Civil Procedure in preparation for the arbitration hearing. Said arbitration shall be heard by a single arbitrator appointed by the American Arbitration Association and the award rendered by said arbitrator shall be final with judgment being entered upon it in accordance with the applicable law of any court having jurisdiction thereof. The final judgment by the arbitrator shall include written reasons as to the basis for the award.

        6.2 Notwithstanding the above, in the event that the claimed default by Employee is based upon a claim that Employee has defaulted with respect to the confidential obligation and/or the covenant not to compete then in such event, Employer shall not be limited to a resolution of such by the American Arbitration Association, but Employer shall have access to any court of competent jurisdiction for the purpose of seeking a temporary or permanent injunction and proceeding thereafter with any other claim which Employer may have against Employee, including without limitation monetary damages.

        6.3 In the event of a dispute as to whether or not an issue is subject to arbitration, then in such event this issue shall be submitted to a court of competent jurisdiction for a final determination of such.

        7.  GOVERNING LAW.

        This Agreement shall be construed in accordance with the laws of the State of Louisiana. The parties agree that a suit may be instituted in any court within the State of Louisiana and/or any other jurisdiction permitted by law, subject to the arbitrator provision.

        8.  SEVERABILITY.

        If any provision or any part of any provision of this agreement is found not to be valid for any reason by a final non-appealable decision of an arbitrator and/or a court of competent jurisdiction, then such provision shall be entirely severable from and shall have no effect upon the remainder of this agreement unless the deletion of such provision(s) shall go to the moving cause of this agreement.

        IN WITNESS WHEREOF we have subscribed our names hereto on the date first above written in the presence of the undersigned competent witness after a reading of the whole.

                                                        APTL, L.L.C.




                                                        By:
                                                        Lawrence F. McLaughlin
                                                        Employee


                                    EXHIBIT A


                                PROMISSORY NOTE


New Orleans, Louisiana
            , 199                                                  $ 0,000.00


        FOR VALUE RECEIVED, the undersigned promises to pay to the order
of APTL, L.L.C., on demand, the principal sum of         THOUSAND AND
NO/100 DOLLARS ($ 0,000.00), with interest thereon at the rate of seven percent (7%) per annum from date until paid.

        In the event of a default and if the holder of this note is APTL, L.L.C. then APTL, L.L.C. shall have the right but not the obligation to setoff the amount owed under this note against any payment due maker by APTL, L.L.C. and maker by these presence authorizes any and all such deductions from money owed to maker by APTL, L.L.C.

     Maker shall be liable for the obligation of this note and in the event of death, insolvency, act of bankruptcy, or any bankruptcy proceedings by or against, application for a respite or receive, by or against maker, then this note shall immediately mature and be exigible, at the option of the holder hereof, any agreement or extension notwithstanding.

     In the event it becomes necessary to place this note in the hands of an attorney for collection and/or for the institution of a law suit maker agrees to pay the greater of $1,000.00 or ten percent (10%) of the outstanding balance of the amount of this note as attorney's fees.

     The maker, endorsers, guarantors and sureties shall have the right to prepay this note at any time without penalty.




                                                   Lawrence F. McLaughlin


                                  AGREEMENT

        This agreement entered into this      day of        , 1998, by and
between APTL, L.L.C., a Louisiana limited liability company with its registered offices in Jefferson Parish, Louisiana (hereinafter referred to as "APTL") and Lawrence McLaughlin a person of full age and majority and a resident and domiciliary of (hereinafter referred to as "LM").

        WHEREAS, LM is an employee of APTL; and

        WHEREAS, LM desires to make a loan from APTL for the purposes of paying a tax liability to the Internal Revenue Service ("IRS") and/or the Pennsylvania Department of Revenue ("PDR") resulting from LM's position with Atlantic Petroleum Technologies, Inc. as to the trusted portion of the aforesaid company's payroll taxes; and

        WHEREAS, APTL is agreeable to making such a loan in an amount not to exceed $30,000.00 under the following conditions:

        1. In the event LM can satisfy the IRS and the PDR on the aforesaid indebtedness in an amount not to exceed $30,000.00, then in such event APTL agrees to loan to LM an amount not to exceed the lesser of the amount owed to the IRS or $30,000.00.

        2. Prior to making the loan LM shall provide APTL with all documentation regarding the debt to the IRS and the PDR and all closing agreements.

        3. APTL agrees to fund the aforesaid loan within 10 days from LM satisfying the aforesaid conditions of paragraph 2.

        4. The aforesaid loan shall be unsecured and reflected by a promissory note in the form and substance as that attached as Exhibit
A. The said note shall be payable on demand and bear interest at the rate of 7% per annum until paid and subject to all of the other conditions reflected on Exhibit A.

        5. This agreement shall terminate upon the earlier of (i) LM's cessation of employment with APTL or (ii) three years from the date of this agreement or (iii) the release or the failure to pursue any tax liability by the IRS and/or the PDR or (iv) the running of any statute of limitation precluding enforceability of the collection of the aforesaid tax.

        IN WITNESS WHEREOF we have subscribed our names hereto on the date first above written in the presence of the undersigned competent witness after a reading of the whole.
                                                    APTL, L.L.C.




                                                    By:



                                                     Lawrence F. McLaughlin



                                CONFIDENTIALITY, NON-COMPETITION AGREEMENT AND
                                     TERMS AND CONDITIONS OF EMPLOYMENT

        This agreement entered into this      day of        , 1998, by and
between APTL, L.L.C., a Louisiana limited liability company with its registered offices in Jefferson Parish, Louisiana (hereinafter referred to as "Employer" and John Secker a person of full age and majority and
a resident and domiciliary of           County, Pennsylvania
(hereinafter referred to as "Employee").

        WHEREAS Employer is in the business of providing construction and environmental services, which includes the removal of underground storage tanks and/or the construction and renovation of service stations and mechanical contracting; and

        WHEREAS Employer desires to hire Employee to perform certain work and/or labors for Employer,

        NOW THEREFORE in consideration of the aforesaid and the benefits to be derived among the parties, they agree as follows:

        1.  TERM OF EMPLOYMENT.

        Subject to the consummation of that certain Asset and Purchase Agreement by and between Atlantic Petroleum Technologies of Louisiana, Inc. ("APTL, Inc.") and APTL L.L.C., the subsequent passing of an act of sale contemplated therein on the Closing Date, as that term is defined in the aforesaid agreement, and the termination of Employee's present contract with APTL, Inc. and the termination of any and/or all present covenants not to compete and/or confidentiality agreements with APTL, Inc. and subject to the terms and conditions of this agreement, Employer hereby hires Employee for the position of Vice-President of
Employer.  Employee's employment shall commence on the      day of
    , 1998 and terminate on the      day of          , 1999.
Notwithstanding anything to the contrary herein, Employee acknowledges that Employee may be discharged as provided in paragraph 5 and Employee shall have the right to terminate his employment at any time.

        2.  DUTIES OF EMPLOYEE.

        During the term of employment, Employee shall perform all such duties as are typical to that of a vice-president of a corporation, subject to such limitation and/or specific requirements designated by the Members of Employer. Provided, further, notwithstanding anything herein to the contrary, Employee shall perform all such other duties as Members ofEmployer, from time to time, may find necessary for the benefit of Employer's business although such work might fall outside the normal scope of Employee's work classification.
        Employee shall devote his full time and efforts to the benefit of Employer in accomplishing his work obligations. Employee shall engage in no other occupation or work whatsoever during the time period required by Employer for Employee's work to be done. Further Employee shall at all times utilize his best efforts to see that his work is done effectively and in accordance with all applicable policies and procedures of Employer and in a lawful manner. Employee shall utilize his best efforts to conduct himself and perform his work to avoid accident and/or injury to himself and/or to any other fellow employee and/or third party. Employee shall comply with all personnel policies of Employer including without limitation those applicable to sexual harassment.

        Employee acknowledges that by accepting employment with Employer that Employee owes Employer a duty of loyalty and fidelity. Employee acknowledges that he may obtain access to specific knowledge and information about Employer's business which is confidential and/or which may constitute trade secrets. At all times hereinafter, Employee covenants and agrees to hold in confidence any and/or all trade secrets and/or such other information as may be determined to be the confidential information of Employer. Employee agrees not to use same for any purpose not necessary for the accomplishment of any task under this employment agreement and/or to disclose same to anyone including without limitation other fellow employees whom Employee has no knowledge of whether such other employee has a right to such information and/or to disclose same to any other third party without the prior written consent of Employer. Employee acknowledges that any and all designs, data, blueprints, and/or procedures developed and/or arising out of and/or related to and/or resulting from Employee's business shall be deemed to be proprietary rights of Employer. Any process and/or procedure and/or creation of any mark and/or computer and/or computer software and/or invention which may be patentable and/or copyrightable shall be deemed to have been a work for hire on behalf of the Employer and to the extent necessary Employee agrees to execute any and all such writings as may be necessary to effectuate the ownership of any such patent and/or copyright and/or marketable mark in the name of Employer. It is specifically understood and agreed that Employee shall not be entitled to any royalty or any other additional remuneration for the creation of any of the aforesaid and that Employee's sole compensation for any and all such work shall be this agreement and the salary paid to Employee.

        3.  COMPENSATION.

                 3.1 Employee shall receive a salary from Employer of FOUR THOUSAND FIVE HUNDRED EIGHTY THREE AND 33/100 ($4,583.33) per month, payable semi-monthly less all applicable taxes and/or deductions for benefits. Employee shall receive a one percent (1%) membership interest in Employer after completing one full month of employment which interest shall be subject to complete forfeiture to Employer in the event Employee breaches any terms of this agreement. In the event Employee is entitled to receive the membership interest before he shall receive same he shall execute an amendment to the Operating Agreement of Employer and agree to be bound by its terms and those of the Articles of Organization of Employer provided the execution of any amendment to the Operating Agreement shall not negate the aforesaid forfeiture provision.

                 3.2 Employee shall be eligible to participate in Employer's/Employee's cost shared insurance program insurance program which includes life insurance, medical insurance and disability insurance commencing on the first month following the first sixty days from Employee's commencement of his employment. Medical insurance may be obtained which will provide coverage for your spouse and children subject to the restrictions provided by the Employer's insurer. Employee acknowledges receipt of Employer's benefit program and the present cost associated with same.

                 3.3 Provided Employee is not in default under this agreement and Employee is an employee of Employer on the 15th day following
Employee's first full 15 calendar months of employment under this agreement, Employee shall be paid a cash bonus of three percent (3%) of EBITDA (EBITDA means Earnings Before Deductions for Interest, Taxes, Depreciation and/or Amortization) provided that EBITDA is in excess of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) for the time period from the beginning of the first full month in which the Employee is employed through the last day of the 15th full calendar month.
(Earnings shall be computed as determined under the accounting methodology utilized by Employer for keeping its financial records which methodology shall be in accordance with generally accepted accounting principles provided that in the calculation of earnings for EBITDA all consulting and/or management fees paid to Primary Systems, L.L.C. shall not exceed $2500.00 per month.) The cash bonus shall be paid Employee with Employee's next pay check following the determination that the bonus is due, less all applicable payroll taxes.

                 3.4 Employee shall be further entitled to participate in the "Management Team" bonus. (The term "Management Team" refers to
Lawrence McLaughlin, Francis McLaughlin and John Secker.)

                 3.4.1 The Management Team bonus shall be determined as follows:

        a. In the event the gross revenues for the first full 15 calendar month period is greater than or equal to $3,000,000.00 and the EBITDA for that same period is greater than or equal to $400,000.00, then in such event the Management Team bonus shall be a two percent membership interest in Employer for each full $100,000.00 of EBITDA reflected for the aforesaid 15 month period but not to exceed a maximum amount of a 16 percent membership interest. This Management Team bonus is to be apportioned among the Management Team in the amounts of one-half of the Management Team bonus to Larry McLaughlin and one-fourth of the Management Team bonus each to John Secker and Francis McLaughlin. The management team bonus due to John Secker and Francis McLaughlin shall be reduced by the one percent (1%) membership interest granted after one full month of employment as described in paragraph 3.a. (Accordingly, the maximum amount of interest which Lawrence McLaughlin could earn would be eight percent with the maximum amount for each of the other team members would be three percent.) Provided further that the Management Team bonus shall only be paid in the event the Employee is employed with Employer on the 15th day following the aforesaid 15 month period. In the event any of the Management Team is not so employed on the aforesaid date on which the Management Team bonus is to be paid, then in such event the remaining Management Team individuals shall share ratably the interest of the non-employed Management Team member(s). Provided further Employee shall not be entitled to the Management Team bonus in the event Employee is discharged for cause as provided for in paragraph 5.1 on or before the date on the Management Team bonus is to be paid or Employee gives notice of his intent to voluntarily terminate his employment on or before the date on which the Management Team bonus is to be paid or Employee gives such notice within 30 days after the date on which the team bonus is to be paid.

        b. Provided not withstanding anything herein to the contrary, in event of a dispute between Employer and Employee regarding Employee's right to be paid his share of the Management Team bonus and/or a dispute exists with any other member of the Management Team as to his right to be paid his portion of the Management Team bonus, then in such event, distribution of the disputed Management Team bonus shall be deferred pending a final decision by arbitration and/or a final nonappealable decision of a court of competent jurisdiction. Employer shall not be liable for any past dividends and/or loss in value in the disputed Management Team bonus caused by the delay while the dispute is being arbitrated and/or litigated nor shall Employer be obligated to pay for any such past due dividends and/or loss in value once the dispute is resolved. Nor shall Employer be liable to Employee for any action which Employer undertook and/or refrained from taking in the exercise by Employer in voting that portion of the Management Team bonus in dispute. It is specifically agreed among the parties hereto that no ownership interest in any and/or all of the disputed Management
Team bonus shall vest in Employee until such time as such dispute is resolved either with Employee and/or any and/or all other members of the Management Team.

                 3.5.2 Provided notwithstanding anything herein to the contrary to the extent Employee receives membership interest in Employer upon Employee's cessation of employment, for any reason, with Employer Employee shall be obligated to sell to Employer all of Employee's membership interest to Employer. The sale to Employer shall be in accordance with the Operating Agreement of Employer with the exception that the purchase price shall be payable in three equal annual installments of principal and interest with the first payment commencing twelve months from the confection of the sale. This provision shall survive the termination of this contract and shall be binding upon the Employee's heirs, successors and/or assigns and this limitation shall be reflected on the membership certificate of Employee and any subsequent transfer.

                 3.5 During the term of this agreement Employer shall provide Employee with a motor vehicle, of a kind which Employer deems appropriate, for business purposes. Employer shall pay for all gasoline, maintenance, insurance, licenses and/or repairs for the vehicle. Employee shall not use the vehicle in any fashion which would negate and/or violate and/or reduce the insurance coverage on the vehicle.

                 3.6 Employer shall reimburse Employee for all reasonable expenses incurred by Employee for fulfilling Employee's duties.
Employer shall establish an expense account as it deems necessary for Employee to conduct the business of Employer. Employer may provide Employee with a company credit card. Any and all charges for which reimbursement is sought and/or which is charged on any company provided credit card shall be documented by Employee with appropriate receipts and a statement of the business purpose for the expenditure. Employer reserves the right to terminate Employee's use of any credit card and/or to refuse to reimburse Employee for any expense which is not sufficiently documented so that Employer can properly expense same on its books. Employer further shall have the right to setoff against any sums owed to Employee any improper, illegal or unsubstantiated expense, irrespective if Employer has already paid same.

                 3.7 Employee shall earn 15 days of vacation time per calendar year ratably with each pay period. Employee shall be entitle to utilize such vacation time after it has accrued by giving Employer 30 days prior notice of his intent to utilize the vacation time and the amount of time intended to be used. Authorization to utilize the time specified by Employee shall be subject to Employer's needs and obligations as to Employer's business. No unused vacation time shall be carried forward for any subsequent year nor will Employee be entitled to compensation for any unused vacation time except in the event Employer is in need of the services of Employee which would preclude the utilization of Employee's vacation time. Under the aforesaid conditions vacation time would accrue and be carried forward to the next calendar year. However, the failure to utilize the vacation time in the next calendar year would result in the forfeiture of the unused time.

        4.  NON-COMPETE AGREEMENT AND CUSTOMER SOLICITATION.

        In consideration of this agreement, Employee specifically agrees that Employee shall not carry on or engage in any business similar to that of Employer and/or solicit customers of Employer within the specific parishes or municipalities reflected on Exhibit A, which is attached hereto and made a part hereof, so long as Employer carries on a like business therein during Employee's employment with Employer and for a period of two years from the termination of this employment agreement.

        Provided notwithstanding anything herein to the contrary, this non-competition agreement shall not preclude Employee from becoming an employee of another employer, the business of such employer which may be in competition with Employer herein provided at no time does Employee have any equity interest in the business of the new employee, whether directly and/or indirectly. However, Employee specifically acknowledges that Employee shall have no right to make use for the benefit of any such other employer any and all trade secrets and/or confidential information which Employee may have had access to and/or have knowledge of as a result of his employment with Employer.

        For the purposes of this paragraph 4, the term "business similar to that of Employer" is defined as the renovation and/or construction relative to the removal and/or the installation of gasoline storage tanks including the installation of new gasoline pumps, pump mechanisms, underground storage tanks, canopies covering all and/or a portion of the pump area and all related cement work and/or related site work. It is acknowledged by the parties hereto that the Employer may begin doing business in other parishes and/or municipalities during the term of this agreement or may cease doing business in certain parishes and/or municipalities during the term of this agreement. To properly reflect the geographical areas of non-competition, Employee agrees to execute such amendment(s) as may be necessary, from time to time, during the term of this employment agreement to correctly reflect the geographical limitations of this non-competition provision. (Employee further agrees that this non-competition agreement shall prohibit Employee from engaging in any work or activity to design, write, modify, or implement any computer program that directly competes with any confidential computer program owned and/or licensed and/or marketed by Employer and to which Employee had direct access during the term of his employment. The term "computer program" shall mean a plan, routine or set of statements or instructions, including any subset, subroutine, or portions of instructions, regardless of format or medium which are capable when incorporated into a machine-reading medium of causing a computer to perform a particular function or achieve a particular result.)

        Employee further acknowledges that to the extent Employer is covered by the Economic Espionage Act that it would be a federal criminal offense for any person, including Employee, to convert a trade secret to his or her own benefit or the benefit of others intending or knowing that the offense will injure any owner of the trade secret.

        5.  TERMINATION.

                 5.1  This agreement may be terminated for cause as follows:

                 5.1.1 at the election of Employer upon Employee's breach of any material provision of this agreement;

                          5.1.2 at the election of Employee upon the Employer's
breach of any material provision of this agreement;

                          5.1.3 upon the death of Employee;

                          5.1.4 at the election of either party upon the total
disability of Employee to perform his normal duties ninety (90) days of more during this agreement; provided, however, that if Employee elect to terminate, such termination will be effective ten (10) days after the Employer's written notice to Employee;

                   5.1.5 at the election of Employer upon the conviction of Employee or upon Employee entering a plea of guilty or nolo contendere to the alleged commission by Employee, as principal, accomplice or accessory, of a felony crime involving moral turpitude or an act of fraud embezzlement or dishonesty;

                    5.1.6 at the election of Employer upon Employee's gross negligence, willful misconduct or refusal to substantially perform the responsibilities hereunder during the course of employment; or

                     5.1.7 at the election of Employer upon the unauthorized willful disclosure of any trade secret or confidential information of Employer or the commission of an intentional act which constitutes a breach of Employee's noncompetition obligations to Employer.

        In the event that Employer or Employee elects to terminate this agreement because of a breach of any material provision hereof pursuant to paragraph 5.1.1. or 5.1.2, the party electing to terminate this agreement shall give at least five days written notice to the other party of its intention to terminate this agreement which notice shall specify the breach of this agreement upon which such termination is based and no such termination shall occur if the other party cures the breach so specified within said five day period except that a party shall only have the opportunity to cure a breach of a material provision on tow occasions and thereafter that party need not be given the opportunity to cure any further material breaches.

        All obligation of Employer or the Employee under this agreement shall immediately cease upon termination of this agreement by Employer or Employee for cause except as to those provided in paragraph 4 which shall survive such termination.

                 5.2 In accordance with Employee's existing and continuing obligations to Employer, Employee agrees to return to Employer upon termination all of Employer's property and/or copies thereof, including without limitation all files, records, computer access codes, credit cards, computer programs, keys, card key passes, instruction manuals, documents, business plans and other property which Employee received or prepared or helped to prepare in connection with Employee's employment with Employer and to assign to Employer all right, title and interest in such property and any other inventions, discoveries or works of authorship created by Employee within the scope and during the course of Employee's employment.

        6.  ARBITRATION.

        All claims and disputes related to this Agreement shall be subject to arbitration at the option of either party in accordance with the Labor Arbitration Rules of the American Arbitration Association.
Either party shall be entitled to notice the other party that it intends to invoke the arbitration provisions of this paragraph, which notice shall include a detailed description of the factual basis for a claimed default including reference to the contractual provisions hereof which apply to such default. A copy of such notice shall be simultaneously forwarded to the American Arbitration Association, in New Orleans, Louisiana, and/or the next closest office to New Orleans in the event there is no office in New Orleans, Louisiana. Prior to the arbitration hearing the parties shall be entitled to such discovery as may then be provided by the Federal Rules of Civil Procedure in preparation for the arbitration hearing. Said arbitration shall be heard by a single arbitrator appointed by the American Arbitration Association and the award rendered by said arbitrator shall be final with judgment being entered upon it in accordance with the applicable law of any court having jurisdiction thereof. The final judgment by the arbitrator shall include written reasons as to the basis for the award.

        6.2 Notwithstanding the above, in the event that the claimed default by Employee is based upon a claim that Employee has defaulted with respect to the confidential obligation and/or the covenant not to compete then in such event, Employer shall not be limited to a resolution of such by the American Arbitration Association, but Employer shall have access to any court of competent jurisdiction for the purpose of seeking a temporary or permanent injunction and proceeding thereafter with any other claim which Employer may have against Employee, including without limitation monetary damages.

        6.3 In the event of a dispute as to whether or not an issue is subject to arbitration, then in such event this issue shall be submitted to a court of competent jurisdiction for a final determination of such.

        7.  GOVERNING LAW.

        This Agreement shall be construed in accordance with the laws of the State of Louisiana. The parties agree that a suit may be instituted in any court within the State of Louisiana and/or any other jurisdiction permitted by law, subject to the arbitrator provision.

        8.  SEVERABILITY.

        If any provision or any part of any provision of this agreement is found not to be valid for any reason by a final non-appealable decision of an arbitrator and/or a court of competent jurisdiction, then such provision shall be entirely severable from and shall have no effect upon the remainder of this agreement unless the deletion of such provision(s) shall go to the moving cause of this agreement.

        IN WITNESS WHEREOF we have subscribed our names hereto on the date first above written in the presence of the undersigned competent witness after a reading of the whole.

                                                             APTL, L.L.C.



                                                             By:



                                                              John Secker
                                                              Employee


                         CONFIDENTIALITY, NON-COMPETITION AGREEMENT AND
                               TERMS AND CONDITIONS OF EMPLOYMENT

        This agreement entered into this      day of        , 1998, by and
between APTL, L.L.C., a Louisiana limited liability company with its registered offices in Jefferson Parish, Louisiana (hereinafter referred to as "Employer" and Francis McLaughlin a person of full age and majority and a resident and domiciliary of (hereinafter referred to as "Employee").

        WHEREAS Employer is in the business of providing      construction
and environmental services, which includes the removal of underground storage tanks and/or the construction and renovation of service stations and mechanical contracting; and

        WHEREAS Employer desires to hire Employee to perform certain work and/or labors for Employer,

        NOW THEREFORE in consideration of the aforesaid and the benefits to be derived among the parties, they agree as follows:

        1.  TERM OF EMPLOYMENT.

        Subject to the consummation of that certain Asset and Purchase Agreement by and between Atlantic Petroleum Technologies of Louisiana, Inc. ("APTL, Inc.") and APTL L.L.C., the subsequent passing of an act of sale contemplated therein on the Closing Date, as that term is defined in the aforesaid agreement, and the termination of Employee's present contract with APTL, Inc. and the termination of any and/or all present covenants not to compete and/or confidentiality agreements with APTL, Inc. and subject to the terms and conditions of this agreement, Employer hereby hires Employee for the position of Vice-President of
Employer.  Employee's employment shall commence on the      day of
    , 1998 and terminate on the      day of          , 1999.
Notwithstanding anything to the contrary herein, Employee acknowledges that Employee may be discharged as provided in paragraph 5 and Employee shall have the right to terminate his employment at any time.

        2.  DUTIES OF EMPLOYEE.

        During the term of employment, Employee shall perform all such duties as are typical to that of a senior project manager of a corporation, subject to such limitation and/or specific requirements designated by the Members of Employer. Provided, further, notwithstanding anything herein to the contrary, Employee shall perform all such other duties as Members of Employer, from time to time, may find necessary for the benefit of Employer's business although such work might fall outside the normal scope of Employee's work classification.

        Employee shall devote his full time and efforts to the benefit of Employer in accomplishing his work obligations. Employee shall engage in no other occupation or work whatsoever during the time period required by Employer for Employee's work to be done. Further Employee shall at all times utilize his best efforts to see that his work is done effectively and in accordance with all applicable policies and procedures of Employer and in a lawful manner. Employee shall utilize his best efforts to conduct himself and perform his work to avoid accident and/or injury to himself and/or to any other fellow employee and/or third party. Employee shall comply with all personnel policies of Employer including without limitation those applicable to sexual harassment.

        Employee acknowledges that by accepting employment with Employer that Employee owes Employer a duty of loyalty and fidelity. Employee acknowledges that he may obtain access to specific knowledge and information about Employer's business which is confidential and/or which may constitute trade secrets. At all times hereinafter, Employee covenants and agrees to hold in confidence any and/or all trade secrets and/or such other information as may be determined to be the confidential information of Employer. Employee agrees not to use same for any purpose not necessary for the accomplishment of any task under this employment agreement and/or to disclose same to anyone including without limitation other fellow employees whom Employee has no knowledge of whether such other employee has a right to such information and/or to disclose same to any other third party without the prior written consent of Employer. Employee acknowledges that any and all designs, data, blueprints, and/or procedures developed and/or arising out of and/or related to and/or resulting from Employee's business shall be deemed to be proprietary rights of Employer. Any process and/or procedure and/or creation of any mark and/or computer and/or computer software and/or invention which may be patentable and/or copyrightable shall be deemed to have been a work for hire on behalf of the Employer and to the extent necessary Employee agrees to execute any and all such writings as may be necessary to effectuate the ownership of any such patent and/or copyright and/or marketable mark in the name of Employer. It is specifically understood and agreed that Employee shall not be entitled to any royalty or any other additional remuneration for the creation of any of the aforesaid and that Employee's sole compensation for any and all such work shall be this agreement and the salary paid to Employee.

        3.  COMPENSATION.

                 3.1 Employee shall receive a salary from Employer of FOUR THOUSAND SEVEN HUNDRED NINETY-ONE AND 66/100 ($4,791.66) per month, payable semi-monthly less all applicable taxes and/or deductions for benefits. Employee shall receive a one percent (1%) membership interest in Employer after completing one full month of employment which interest shall be subject to complete forfeiture to Employer in the event Employee breaches any terms of this agreement. In the event Employee is entitled to receive the membership interest before he shall receive same he shall execute an amendment to the Operating Agreement of Employer and agree to be bound by its terms and those of the Articles of Organization of Employer provided the execution of any amendment to the Operating Agreement shall not negate the aforesaid forfeiture provision.

                 3.2 Employee shall be eligible to participate in Employer's/Employee's cost shared insurance program insurance program which includes life insurance, medical insurance and disability insurance commencing on the first month following the first sixty days from Employee's commencement of his employment. Medical insurance may be obtained which will provide coverage for your spouse and children subject to the restrictions provided by the Employer's insurer. Employee acknowledges receipt of Employer's benefit program and the present cost associated with same. Provided further that in lieu of participation in Employer's health program, Employee shall have the option to waive such participation and continue his present health policy for which Employer shall pay to Employee's health insurer Employee's monthly premium in an amount not to exceed $300.00 per month upon Employee's presentation to Employer of the insurer's monthly premium statement. Employer shall not be liable to Employee and/or his health insurer for any late payment to the insurer and/or for any amount due the insurer in excess of the aforesaid $300.00 and/or for any termination and/or cancellation under the said policy

                 3.3 Provided Employee is not in default under this agreement and Employee is an employee of Employer on the 15th day following
Employee's first full 15 calendar months of employment under this agreement, Employee shall be paid a cash bonus of three percent (3%) of EBITDA (EBITDA means Earnings Before Deductions for Interest, Taxes, Depreciation and/or Amortization) provided that EBITDA is in excess of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) for the time period from the beginning of the first full month in which the Employee is employed through the last day of the 15th full calendar month.
(Earnings shall be computed as determined under the accounting methodology utilized by Employer for keeping its financial records which methodology shall be in accordance with generally accepted accounting principles provided that in the calculation of earnings for EBITDA all consulting and/or management fees paid to Primary Systems, L.L.C. shall not exceed $2500.00 per month.) The cash bonus shall be paid Employee with Employee's next pay check following the determination that the bonus is due, less all applicable payroll taxes.
                 3.4 Employee shall be further entitled to participate in the "Management Team" bonus. (The term "Management Team" refers to
Lawrence McLaughlin, Francis McLaughlin and John Secker.)

                 3.5.1 The Management Team bonus shall be determined as follows:

        a. In the event the gross revenues for the first full 15 calendar month period is greater than or equal to $3,000,000.00 and the EBITDA for that same period is greater than or equal to $400,000.00, then in such event the Management Team bonus shall be a two percent membership interest in Employer for each full $100,000.00 of EBITDA reflected for the aforesaid 15 month period but not to exceed a maximum amount of a 16 percent membership interest. This Management Team bonus is to be apportioned among the Management Team in the amounts of one-half of the Management Team bonus to Larry McLaughlin and one-fourth of the Management Team bonus each to John Secker and Francis McLaughlin. The management team bonus due to John Secker and Francis McLaughlin shall be reduced by the one percent (1%) membership interest granted after one full month of employment as described in paragraph 3.a. (Accordingly, the maximum amount of interest which Lawrence McLaughlin could earn would be eight percent with the maximum amount for each of the other team members would be three percent.) Provided further that the Management Team bonus shall only be paid in the event the Employee is employed with Employer on the 15th day following the aforesaid 15 month period. In the event any of the Management Team is not so employed on the aforesaid date on which the Management Team bonus is to be paid, then in such event the remaining Management Team individuals shall share ratably the interest of the non-employed Management Team member(s). Provided further Employee shall not be entitled to the Management Team bonus in the event Employee is discharged for cause as provided for in paragraph 5.1 on or before the date on the Management Team bonus is to be paid or Employee gives notice of his intent to voluntarily terminate his employment on or before the date on which the Management Team bonus is to be paid or Employee gives such notice within 30 days after the date on which the team bonus is to be paid.

        b. Provided not withstanding anything herein to the contrary, in event of a dispute between Employer and Employee regarding Employee's right to be paid his share of the Management Team bonus and/or a dispute exists with any other member of the Management Team as to his right to be paid his portion of the Management Team bonus, then in such event, distribution of the disputed Management Team bonus shall be deferred pending a final decision by arbitration and/or a final nonappealable decision of a court of competent jurisdiction. Employer shall not be liable for any past dividends and/or loss in value in the disputed Management Team bonus caused by the delay while the dispute is being arbitrated and/or litigated nor shall Employer be obligated to pay for any such past due dividends and/or loss in value once the dispute is resolved. Nor shall Employer be liable to Employee for any action which Employer undertook and/or refrained from taking in the exercise by Employer in voting that portion of the Management Team bonus in dispute. It is specifically agreed among the parties hereto that no ownership interest in any and/or all of the disputed Management
Team bonus shall vest in Employee until such time as such dispute is resolved either with Employee and/or any and/or all other members of the Management Team.

                 3.5.2 Provided notwithstanding anything herein to the contrary to the extent Employee receives membership interest in Employer upon Employee's cessation of employment, for any reason, with Employer Employee shall be obligated to sell to Employer all of Employee's membership interest to Employer. The sale to Employer shall be in accordance with the Operating Agreement of Employer with the exception that the purchase price shall be payable in three equal annual installments of principal and interest with the first payment commencing twelve months from the confection of the sale. This provision shall survive the termination of this contract and shall be binding upon the Employee's heirs, successors and/or assigns and this limitation shall be reflected on the membership certificate of Employee and any subsequent transfer.

                 3.6 During the term of this agreement Employer shall provide Employee with a motor vehicle, of a kind which Employer deems appropriate, for business purposes. Employer shall pay for all gasoline, maintenance, insurance, licenses and/or repairs for the vehicle. Employee shall not use the vehicle in any fashion which would negate and/or violate and/or reduce the insurance coverage on the vehicle.

                 3.7 Employer shall reimburse Employee for all reasonable expenses incurred by Employee for fulfilling Employee's duties.
Employer shall establish an expense account as it deems necessary for Employee to conduct the business of Employer. Employer may provide Employee with a company credit card. Any and all charges for which reimbursement is sought and/or which is charged on any company provided credit card shall be documented by Employee with appropriate receipts and a statement of the business purpose for the expenditure. Employer reserves the right to terminate Employee's use of any credit card and/or to refuse to reimburse Employee for any expense which is not sufficiently documented so that Employer can properly expense same on its books. Employer further shall have the right to setoff against any sums owed to Employee any improper, illegal or unsubstantiated expense, irrespective if Employer has already paid same.

                 3.8 Employee shall earn 15 days of vacation time per calendar year ratably with each pay period. Employee shall be entitle to utilize such vacation time after it has accrued by giving Employer 30 days prior notice of his intent to utilize the vacation time and the amount of time intended to be used. Authorization to utilize the time specified by Employee shall be subject to Employer's needs and obligations as to Employer's business. No unused vacation time shall be carried forward for any subsequent year nor will Employee be entitled to compensation for any unused vacation time except in the event Employer is in need of the services of Employee which would preclude the utilization of Employee's vacation time. Under the aforesaid conditions vacation time would accrue and be carried forward to the next calendar year. However, the failure to utilize the vacation time in the next calendar year would result in the forfeiture of the unused time.

        4.  NON-COMPETE AGREEMENT AND CUSTOMER SOLICITATION.

        In consideration of this agreement, Employee specifically agrees that Employee shall not carry on or engage in any business similar to that of Employer and/or solicit customers of Employer within the specific parishes or municipalities reflected on Exhibit A, which is attached hereto and made a part hereof, so long as Employer carries on a like business therein during Employee's employment with Employer and for a period of two years from the termination of this employment agreement.

        Provided notwithstanding anything herein to the contrary, this non-competition agreement shall not preclude Employee from becoming an employee of another employer, the business of such employer which may be in competition with Employer herein provided at no time does Employee have any equity interest in the business of the new employee, whether directly and/or indirectly. However, Employee specifically acknowledges that Employee shall have no right to make use for the benefit of any such other employer any and all trade secrets and/or confidential information which Employee may have had access to and/or have knowledge of as a result of his employment with Employer.

        For the purposes of this paragraph 4, the term "business similar to that of Employer" is defined as the renovation and/or construction relative to the removal and/or the installation of gasoline storage tanks including the installation of new gasoline pumps, pump mechanisms, underground storage tanks, canopies covering all and/or a portion of the pump area and all related cement work and/or related site work. It is acknowledged by the parties hereto that the Employer may begin doing business in other parishes and/or municipalities during the term of this agreement or may cease doing business in certain parishes and/or municipalities during the term of this agreement. To properly reflect the geographical areas of non-competition, Employee agrees to execute such amendment(s) as may be necessary, from time to time, during the term of this employment agreement to correctly reflect the geographical limitations of this non-competition provision. (Employee further agrees that this non-competition agreement shall prohibit Employee from engaging in any work or activity to design, write, modify, or implement any computer program that directly competes with any confidential computer program owned and/or licensed and/or marketed by Employer and to which Employee had direct access during the term of his employment. The term "computer program" shall mean a plan, routine or set of statements or instructions, including any subset, subroutine, or portions of instructions, regardless of format or medium which are capable when incorporated into a machine-reading medium of causing a computer to perform a particular function or achieve a particular result.)

        Employee further acknowledges that to the extent Employer is covered by the Economic Espionage Act that it would be a federal criminal offense for any person, including Employee, to convert a trade secret to his or her own benefit or the benefit of others intending or knowing that the offense will injure any owner of the trade secret.

        5.  TERMINATION.

                 5.1  This agreement may be terminated for cause as follows:

                 5.1.1 at the election of Employer upon Employee's breach of any material provision of this agreement;

                 5.1.2 at the election of Employee upon the Employer's breach of any material provision of this agreement;

                 5.1.3 upon the death of Employee;

                 5.1.4 at the election of either party upon the total disability of Employee to perform his normal duties ninety (90) days of more during this agreement; provided, however, that if Employee elect to terminate, such termination will be effective ten (10) days after the Employer's written notice to Employee;

                  5.1.5 at the election of Employer upon the conviction of Employee or upon Employee entering a plea of guilty or nolo contendere to the alleged commission by Employee, as principal, accomplice or accessory, of a felony crime involving moral turpitude or an act of fraud embezzlement or dishonesty;

                  5.1.6 at the election of Employer upon Employee's gross negligence, willful misconduct or refusal to substantially perform the responsibilities hereunder during the course of employment; or

                  5.1.7 at the election of Employer upon the unauthorized willful disclosure of any trade secret or confidential information of Employer or the commission of an intentional act which constitutes a breach of Employee's noncompetition obligations to Employer.

        In the event that Employer or Employee elects to terminate this agreement because of a breach of any material provision hereof pursuant to paragraph 5.1.1. or 5.1.2, the party electing to terminate this agreement shall give at least five days written notice to the other party of its intention to terminate this agreement which notice shall specify the breach of this agreement upon which such termination is based and no such termination shall occur if the other party cures the breach so specified within said five day period except that a party shall only have the opportunity to cure a breach of a material provision on tow occasions and thereafter that party need not be given the opportunity to cure any further material breaches.

        All obligation of Employer or the Employee under this agreement shall immediately cease upon termination of this agreement by Employer or Employee for cause except as to those provided in paragraph 4 which shall survive such termination.

                 5.2 In accordance with Employee's existing and continuing obligations to Employer, Employee agrees to return to Employer upon termination all of Employer's property and/or copies thereof, including without limitation all files, records, computer access codes, credit cards, computer programs, keys, card key passes, instruction manuals, documents, business plans and other property which Employee received or prepared or helped to prepare in connection with Employee's employment with Employer and to assign to Employer all right, title and interest in such property and any other inventions, discoveries or works of authorship created by Employee within the scope and during the course of Employee's employment.

        6.  ARBITRATION.

        All claims and disputes related to this Agreement shall be subject to arbitration at the option of either party in accordance with the Labor Arbitration Rules of the American Arbitration Association.
Either party shall be entitled to notice the other party that it intends to invoke the arbitration provisions of this paragraph, which notice shall include a detailed description of the factual basis for a claimed default including reference to the contractual provisions hereof which apply to such default. A copy of such notice shall be simultaneously forwarded to the American Arbitration Association, in New Orleans, Louisiana, and/or the next closest office to New Orleans in the event there is no office in New Orleans, Louisiana. Prior to the arbitration hearing the parties shall be entitled to such discovery as may then be provided by the Federal Rules of Civil Procedure in preparation for the arbitration hearing. Said arbitration shall be heard by a single arbitrator appointed by the American Arbitration Association and the award rendered by said arbitrator shall be final with judgment being entered upon it in accordance with the applicable law of any court having jurisdiction thereof. The final judgment by the arbitrator shall include written reasons as to the basis for the award.

        6.2 Notwithstanding the above, in the event that the claimed default by Employee is based upon a claim that Employee has defaulted with respect to the confidential obligation and/or the covenant not to compete then in such event, Employer shall not be limited to a resolution of such by the American Arbitration Association, but Employer shall have access to any court of competent jurisdiction for the purpose of seeking a temporary or permanent injunction and proceeding thereafter with any other claim which Employer may have against Employee, including without limitation monetary damages.

        6.3 In the event of a dispute as to whether or not an issue is subject to arbitration, then in such event this issue shall be submitted to a court of competent jurisdiction for a final determination of such.

        7.  GOVERNING LAW.

        This Agreement shall be construed in accordance with the laws of the State of Louisiana. The parties agree that a suit may be instituted in any court within the State of Louisiana and/or any other jurisdiction permitted by law, subject to the arbitrator provision.

        8.  SEVERABILITY.

        If any provision or any part of any provision of this agreement is found not to be valid for any reason by a final non-appealable decision of an arbitrator and/or a court of competent jurisdiction, then such provision shall be entirely severable from and shall have no effect upon the remainder of this agreement unless the deletion of such provision(s) shall go to the moving cause of this agreement.

        IN WITNESS WHEREOF we have subscribed our names hereto on the date first above written in the presence of the undersigned competent witness after a reading of the whole.

                                                      APTL, L.L.C.




                                                      By:





                                                      Francis McLaughlin
                                                      Employee